                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                          KEYSTONE PROPERTY TRUST
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------

  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
           Check box if any part of the fee is offset as provided by
/ /        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                            KEYSTONE PROPERTY TRUST
                   200 FOUR FALLS CORPORATE CENTER, SUITE 208
                     WEST CONSHOHOCKEN, PENNSYLVANIA 19428

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 10, 2003

                            ------------------------

To Our Shareholders:

    The 2003 Annual Meeting of Shareholders of Keystone Property Trust will be held at 2:30 p.m. on June 10, 2003, at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania, for the following purposes:

    1. To elect four Class III trustees to serve until the 2006 Annual Meeting of Shareholders, in each case until his successor has been duly elected and qualified;

    2. To consider and vote upon a proposal to approve the adoption of an amendment to and restatement of the Company's 1994 Non-Employee Stock Option Plan, to provide for the issuance of restricted stock and other stock-based awards to non-employee trustees and consultants to the Company; and

    3.  To transact such other business as may properly come before the meeting.

    The Board of Trustees has fixed the close of business on April 16, 2003 as the record date for the meeting. Only holders of record of the Company's Common Shares as of that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

    The accompanying form of proxy is solicited by the Board of Trustees of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the meeting.

    All shareholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, which requires no postage if mailed in the United States. Returning your Proxy Card does not deprive you of your right to attend the meeting and vote your shares in person.

                                        By Order of the Board of Trustees,

                                        Saul A. Behar
                                        Secretary

April 30, 2003

                            KEYSTONE PROPERTY TRUST
                   200 FOUR FALLS CORPORATE CENTER, SUITE 208
                     WEST CONSHOHOCKEN, PENNSYLVANIA 19428
                                 (484) 530-1800

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

               SOLICITATION, VOTING, AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished to the holders of common shares of beneficial interest, par value $.001 per share (the "Common Shares"), of Keystone Property Trust, a Maryland real estate investment trust (the "Company"), and the holders of preferred shares of beneficial interest, par value $.001 per share (the "Preferred Shares"), of the Company, in connection with the solicitation by the Company's Board of Trustees (the "Board" or "Board of Trustees") of proxies to be voted at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania on Tuesday, June 10, 2003, at 2:30 p.m., or at any adjournment thereof, for the purposes set forth in the accompanying Notice.

    References in this Proxy Statement to the "Company" include its subsidiaries and American Real Estate Investment Corporation as predecessor to the Company, unless the context otherwise requires. References to "trustees" means trustees of the Company and directors of the Company's predecessor, unless the context otherwise requires.

    This Proxy Statement and form of proxy are being mailed to shareholders on or about April 30, 2003. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by the shareholder at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A shareholder who attends the meeting in person may revoke his or her proxy at that time and vote in person if so desired. Unless revoked or unless contrary instructions are given, each proxy duly signed, dated and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote, as applicable:

    (1) FOR the election of four trustee nominees to serve as Class III trustees for three-year terms, as provided in Proposal No. 1 below (the "Election Proposal");

    (2) FOR approval of the Amended and Restated 1994 Non-Employee Stock Incentive Plan, as provided in Proposal No. 2 below (the "Plan Proposal"); and

    (3) At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the meeting or any adjournment thereof.

    THE BOARD OF TRUSTEES OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ELECTION OF EACH OF THE NOMINEES LISTED UNDER THE ELECTION PROPOSAL AND "FOR" APPROVAL OF THE PLAN PROPOSAL. PROXIES SOLICITED BY THE BOARD OF TRUSTEES WILL BE VOTED "FOR" ELECTION OF EACH OF THE NOMINEES LISTED UNDER THE ELECTION PROPOSAL AND "FOR" APPROVAL OF THE PLAN PROPOSAL IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

                               QUORUM AND VOTING

RECORD DATE; QUORUM

    The Board of Trustees has fixed the close of business on April 16, 2003 as the record date (the "Record Date") for the Meeting. Only holders of Common Shares on the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting and any adjournments and postponements thereof. The Common Shares are the only class of voting shares of the Company currently issued and outstanding which are entitled to vote at the Meeting. The holders of the Preferred Shares are entitled to notice of the meeting but are not entitled to vote such shares at the Meeting. On the Record Date, there were 21,702,955 Common Shares outstanding. Each holder of Common Shares on the Record Date is entitled to cast one vote per share at the Meeting on each matter properly brought before the meeting, exercisable in person or by properly executed proxy.

    The presence of the holders of a majority of the outstanding Common Shares entitled to vote at the Meeting, in person or by properly executed proxy, is necessary to constitute a quorum at the Meeting. A quorum is necessary for any action to be taken at the Meeting. Common Shares represented at the Meeting in person or by properly executed proxy but not voted will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining the presence of a quorum.

VOTES REQUIRED FOR APPROVAL

    With respect to the Election Proposal and any other matters which properly come before the meeting, other than the Plan Proposal, the affirmative vote of a majority of all of the Common Shares entitled to vote at the Meeting is required for approval, pursuant to the Company's Declaration of Trust. Cumulative voting is not permitted in the election of trustees. With respect to the Plan Proposal, pursuant to the rules of the New York Stock Exchange (the "NYSE"), the affirmative vote of a majority of the votes cast at the Meeting, assuming that the votes cast at the Meeting represent at least a majority of the outstanding Common Shares, is required for approval.

PROXIES; ABSTENTIONS; BROKER NON-VOTES

    All Common Shares represented by properly executed proxies received prior to or at the Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are given on a properly returned proxy, your proxy will be voted "FOR" election of each of the nominees listed under the Election Proposal, "FOR" approval of the Plan Proposal and, to the extent permitted by applicable rules of the Securities and Exchange Commission (the "SEC"), in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournment or postponement thereof.

    Abstentions and broker non-votes are each included in the determination of the number of shares present and entitled to vote at the Meeting for purposes of determining a quorum but will not be counted as a vote cast. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Brokers generally have discretionary authority to vote on routine matters. Abstentions and broker non-votes (i) will be counted as a vote "AGAINST" approval of the Election Proposal and (ii) will be counted as a vote "AGAINST" approval of the Plan Proposal unless holders of more than a majority of all outstanding Common Shares cast votes, in which event they will be counted neither as a vote "FOR" nor "AGAINST" approval of the Plan Proposal.

    A shareholder may revoke his or her proxy at any time before it has been voted by delivering written notice to the Secretary of the Company at the offices of the Company set forth above, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting; but mere attendance at the Meeting, without further action, will not revoke a proxy.

OTHER BUSINESS; ADJOURNMENTS

    The Board of Trustees is not currently aware of any business to be acted upon at the Meeting other than as described herein. If other matters are properly brought before the Meeting, or any adjournment or postponement thereof, the persons appointed as proxies, to the extent permitted by applicable rules of the SEC, will have discretion to vote or act thereon according to their best judgment. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of a majority of the shares present in person or by proxy at the Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Meeting. If the Meeting is adjourned or postponed for any reason, all proxies will be voted at the reconvened Meeting in the same manner as such proxies would have been voted at the original convening of the Meeting (except for proxies that have theretofore effectively been revoked or withdrawn). The Company does not currently intend to seek an adjournment of the Meeting.

    The Company's 2002 Annual Report, including financial statements for the fiscal year ended December 31, 2002, is being mailed to shareholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of the Company's annual report filed with the SEC on Form 10-K, including the financial statements and the financial statement schedules, may be obtained without charge by writing to the Secretary of the Company at the offices of the Company set forth above.

                      PROPOSAL NO. 1--ELECTION OF TRUSTEES

    The Declaration of Trust of the Company provides for a Board of Trustees of no fewer than three nor more than 15 members, with the exact number of trustees to be designated from time to time by resolution of the Board of Trustees. In April 2003, the Company's Board of Trustees voted to increase the number of trustees from nine to ten. Subject to the rights of the holders of any class of stock separately entitled to elect one or more trustees, the Board of Trustees may fill a vacancy which results from the death, resignation or removal of a trustee or from an increase in the number of trustees. Any trustee elected by the Board of Trustees to fill a vacancy serves until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

    The Board of Trustees has determined that a majority of the current trustees are and, assuming the election of all nominees, will continue to be "independent" within the meaning of applicable and proposed rules of the SEC and the NYSE.

    Pursuant to the Declaration of Trust, the members of the Board of Trustees are divided into three classes which have staggered terms of office, so that the terms of office of trustees of only one class expires at each annual meeting of shareholders and each trustee of that class is elected for a three-year term and until his or her successor is elected and duly qualified or until his or her earlier death, resignation or removal. The following table lists the name, class designation and age for each trustee:

NAME                                                      CLASS       AGE      EXPIRATION
----                                                     --------   --------   ----------
Russell C. Platt.......................................  III           42         2003
David M. Sherman.......................................  III           45         2003
Francesco Galesi.......................................  III           72         2003
Robert F. Savage, Jr...................................  III           35         2003
Donald E. Callaghan....................................  I             56         2004
Jonathan D. Eilian.....................................  I             35         2004
John S. Moody..........................................  I             54         2004
David F. McBride.......................................  II            56         2005
Jeffrey E. Kelter......................................  II            48         2005
Rodney B. Berens.......................................  II            58         2005

    The terms of office of the Class I trustees will expire at the Annual Meeting of Shareholders to be held in 2004 and the terms of office of the Class II trustees will expire at the Annual Meeting of Shareholders to be held in 2005. The term of office of each of the current four Class III trustees (Messrs. Platt, Sherman, Galesi and Savage) expires at the Meeting. Mr. Platt was appointed as a Class III trustee by the Board of Trustees in July 2002 to fill a vacancy caused by the resignation of a trustee. Mr. Savage was appointed as a Class III trustee by the Board of Trustees in April 2003 to fill a vacancy caused by an increase in the number of trustees. Set forth below are the nominees for election as Class III trustees. The Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Platt, Sherman, Savage and Mr. Richard M. Cummins to stand for election as Class III trustees, each for a three-year term expiring at the Annual Meeting of Shareholders to be held in 2006. In the event that such nominees are unable to serve or for good cause will not serve, the proxies will be voted at the Meeting for such other person or persons as the Board of Trustees may recommend.

NOMINEES FOR CLASS III TRUSTEE

    The following biographical descriptions set forth certain information with respect to the Class III trustee nominees based on information furnished to the Company by each Class III trustee nominee. The following information is as of April 16, 2003.

    RUSSELL C. PLATT has been a trustee of the Company since July 2002 and previously served as a trustee of the Company from June 1999 to June 2001. He is Managing Director and Chief Executive Officer of Forum Partners, a real estate investment firm with offices in Santa Fe, New Mexico, Stamford, Connecticut and London. Prior to establishing Forum Partners, Mr. Platt served as Managing Director of Security Capital Global Capital Management Group Incorporated, where he was responsible for the firm's private equity and international investment businesses, and as President of JER Partners, where he managed their European real estate investment business. Prior to joining JER Partners, Mr. Platt served as a Managing Director of Morgan Stanley & Co., where for 17 years he was involved in all aspects of its real estate business. Mr. Platt founded and managed the global real estate department of Morgan Stanley Asset Management ("MSAM"). Under his leadership, MSAM managed over $2 billion in private real estate and listed real estate securities worldwide on behalf of institutional and individual investors. Previously, he served as a Director of the Morgan Stanley Real Estate Funds. Mr. Platt received a B.A. in Economics from Williams College and an M.B.A. from Harvard Business School. He is a member of various real estate industry associations.

    DAVID M. SHERMAN has been a trustee of the Company since June 2000. He has served as President of D. Sherman & Company, Inc., a firm founded and wholly owned by Mr. Sherman which provides services to public real estate companies, since February 2000. In addition, he has been an adjunct professor of real estate at Columbia University Graduate School of Business since February 2000. Prior to February 2000 and beginning in 1995, he was the Managing Director, Senior Analyst and Head of the REIT Equity Research Team at Salomon Smith Barney, Inc. which was an Institutional Investor ranked team in 1999 and 1998. From 1993 to 1995 he was a Managing Director in Salomon Smith Barney's CMBS Debt Origination and Securitization Group. From 1991 to 1993, he was Managing Director and Partner of The Harlan Company, Inc., a real estate investment banking and advisory firm. He currently serves as a director of Brookfield Homes Corporation and was formerly a member of the board of Crescent Real Estate Equities Company and a member of the advisory committee for the Primus Fund, a REIT fund sponsored by Deutsche Bank Realty Advisors. Mr. Sherman is a graduate of Brown University and has an M.B.A. in Finance from Columbia University Graduate School of Business.

    ROBERT F. SAVAGE, JR. has been a trustee of the Company since April 2003. He has served as Executive Vice President and Chief Operating Officer of the Company since December 2000. Prior to joining the Company, he spent three years as a partner at Hudson Bay Partners, L.P., a private equity firm where he was responsible for the execution of the Company's formation transactions in December 1997. Prior to

Mr. Savage's position at Hudson Bay, he worked from January 1994 to May 1997 in the Investment Banking Division at Merrill Lynch & Co. where he specialized in corporate finance and strategic advisory services for REITs, real estate investment funds and lodging companies. He started his career at Arthur Andersen LLP and then worked at Jones Lang LaSalle in a variety of project finance and portfolio management positions. Mr. Savage received an A.B. in Urban Studies and Business Economics from Brown University and is a member of the Urban Land Institute.

    RICHARD M. CUMMINS, 65, has been nominated by the Board for election as a trustee in June 2003. Mr. Cummins has 40 years of experience in the field of tax and financial planning. Since 1998, he has served as a consultant to PricewaterhouseCoopers LLP. From 1977 to 1998, he was a Partner at Coopers & Lybrand LLP, and served as the firm's National Director of Personal Financial Services for 14 years. From 1983 to 1998, he served as an adjunct professor at Columbia University Graduate School of Business, teaching courses on tax aspects of business transactions. Mr. Cummins is a director of Mutual of America Life Insurance Company and Nicklaus Golf Equipment Company and a former director of Thomson Industries, the New York Mets and Jamaica Savings Bank. He has been a director of the United States Luge Federation Foundation since 1998 and served as its President from 1997 to 2000. Mr. Cummins received a B.S. from DePaul University, an L.L.B. from Fordham University School of Law and an L.L.M. from New York University School of Law. He is a member of the bars of New York and Arizona and is licensed as a Certified Public Accountant in California.

    THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE CLASS III TRUSTEE NOMINEES.

TRUSTEES CONTINUING IN OFFICE

    The following biographical descriptions set forth certain information with respect to the trustees whose terms of office continue after the Meeting based on information furnished to the Company by each trustee. The following information is as of April 16, 2003.

CLASS I TRUSTEES (TERMS EXPIRE IN 2004)

    DONALD E. CALLAGHAN has been a trustee of the Company since June 2001. He is a Principal of Hirtle, Callaghan & Co., Chief Investment Officers, based in Conshohocken, Pennsylvania. Hirtle, Callaghan currently manages in excess of $5 billion of investments for high net worth families, endowments, foundations and corporations. The firm provides asset allocation, investment strategy management, manager selection, manager supervision, reporting and performance measurement services. Mr. Callaghan serves on the firm's Executive Committee and Investment Committee and leads the firm's research effort. Prior to founding Hirtle, Callaghan, he served as Vice President of Goldman, Sachs & Co. for
15 years, where he was responsible for advising banks, investment advisors, and pension funds on investment strategy and securities selection. He received a B.A. in Psychology from Trinity College and an M.B.A. from The Wharton School of the University of Pennsylvania. He served as an officer in the United States Navy from 1968 through 1971. Currently, he serves on the boards of The Franklin Institute and the Mann Center for the Performing Arts, which are both located in Philadelphia, Pennsylvania.

    JONATHAN D. EILIAN has been a trustee of the Company since June 2001.
Mr. Eilian has been a private investor since January 2001. He was a founding member and served as Senior Managing Director and Co-Head of Acquisitions of Starwood Capital Group, LLC, a real estate related private equity investment firm. He joined Starwood Capital at its inception in 1991, played a primary role in raising and investing over $2 billion of equity capital on behalf of institutional investors, and became a non-executive member of the firm in 2001. Mr. Eilian also played a primary role in the creation of Starwood Hotels and Resorts Worldwide, Inc., and its transformation into one of the largest publicly traded hotel companies in the world. From 1995 until 2001 he served on the board of directors of Starwood Hotels and, together with its Chairman, comprised Starwood Hotels' Executive Committee. From 1999 to 2001, Mr. Eilian also served on the board of trustees of iStar Financial, Inc. the largest publicly traded finance company focused exclusively on real estate. Mr. Eilian received a B.S. and M.B.A. from The Wharton School of the University of Pennsylvania.

    JOHN S. MOODY has been a trustee of the Company since June 2001. He is President of Marsh & McLennan Real Estate Advisors, Inc., which serves as real estate advisor for Marsh & McLennan Companies, Inc. From 1995 to 2000, he served as President and CEO of Cornerstone Properties Inc., a $4.6 billion office REIT which merged with Equity Office Properties Trust in June 2000. Prior to his tenure with Cornerstone, he was President and CEO of Deutsche Bank Realty Advisors, the advisor for Cornerstone, where he served from 1991 to 1995. From 1987 to 1991 he was President and CEO of Paine Webber Properties, the real estate syndication, advisory and asset management arm of the financial services company. He was President and CEO of The Moody Corporation, a family-owned Texas-based development company, from 1984 to 1987. For 11 years he worked in commercial law specializing in real estate at the firm of Wood, Campbell, Moody & Gibbs, which he co-founded in 1973. Mr. Moody is a graduate of Stanford University and the University of Texas School of Law. Currently, he serves on the board of Equity Office Properties Trust and was formerly a board member of Meridian Industrial Trust and Prologis Trust. He is also a former member of the Board of Directors of the National Association of Real Estate Investment Trusts (NAREIT) and former Chairman of the Board of the Association of Foreign Investors in U.S. Real Estate. He is a member of the Urban Land Institute and the Real Estate Roundtable.

CLASS II TRUSTEES (TERMS EXPIRE IN 2005)

    DAVID F. MCBRIDE has been Chairman of the Board of Trustees of the Company since December 1997. He served as Secretary of the Company from January 1998 until December 1998. He is currently a partner in the law firm of Harwood Lloyd, LLC in Hackensack, New Jersey. He has served as Chief Executive Officer of McBride Enterprises, Inc. and affiliated family real estate, construction and brokerage companies since 1987 and has been a director of McBride
Enterprises, Inc. and such affiliates since 1975. He is a member of the Board of Directors of Warwick Community Bank Corp., Inc., Warwick Savings Bank and Towne Center Bank. Mr. McBride served as a director of MidAtlantic Corporation, MidAtlantic National Bank and various subsidiaries for 13 years prior to its merger with PNC Bank in 1996. Prior to 1987, he was a partner in the law firm of Harwood Lloyd from 1981 to 1987, a partner in the law firm of Murphy, Ellis & McBride from 1977 to 1981, and an associate in the law firm of Robinson, Wayne & Greenberg from 1973 to 1977, all located in New Jersey. Mr. McBride received B.A. and J.D. degrees from Georgetown University. He is a member of the bars of New Jersey and New York.

    JEFFREY E. KELTER has been a trustee of the Company since December 1997. He has served as President of the Company since December 1997 and was appointed Chief Executive Officer in December 1998. He has over 20 years of experience in all phases of commercial real estate including development and third-party management. Mr. Kelter began his career in 1976 at Bankers Trust Corporation where he was an assistant treasurer in the Corporate Finance division. In 1982 Mr. Kelter founded Penn Square Properties, Inc. ("Penn Square") in Philadelphia and served as Chief Executive Officer and President. At Penn Square he developed, owned, managed and leased more than 4.5 million square feet of office and warehouse projects throughout the Pennsylvania and New Jersey markets.
Mr. Kelter received a B.A. from Trinity College.

    RODNEY B. BERENS has been a trustee of the Company since June 2002. He is the founding partner of Berens Capital Management, LLC, an investment firm based in New York. Mr. Berens has more than 30 years of experience in the securities industry. From 1992 to 1998, he was at Salomon Brothers, where he was a member of the five-person firm operating committee, the top executive body at the firm. While at Salomon, Mr. Berens was also the Head of Global Equities with responsibility for all sales, trading, research, capital markets and support, CEO of Europe and CEO of the Asia-Pacific region. From 1975 to 1991, Mr. Berens was at Morgan Stanley, where he was Managing Director, Head of Equity Trading and Head of Global Research. Prior to joining Morgan Stanley, he was an investment manager for the Ford Foundation. He began his career with The First Boston Corporation. Mr. Berens received a B.A. from the

University of Pennsylvania and an M.B.A. from The Wharton School of the University of Pennsylvania. He is a Trustee and member of the Investment Committees of The Woods Hole Oceanographic Institute and the Pierpont Morgan Library. He is also a member of the Board of Directors of Storyfirst Communications, Inc. and a Non-Executive Director of Pendragon Capital Management Limited. Mr. Berens was formerly the President of the Board of Trustees of Green Vale School, a member of the Board of Directors of the American Stock Exchange and the National Organization of Investment Professionals, and Head of the Upstairs Traders Advisory Committee of the New York Stock Exchange.

MEETINGS AND COMMITTEES OF THE BOARD OF TRUSTEES

    The Board of Trustees held eight meetings and acted by written consent five times in 2002. Each current trustee except Mr. Galesi attended at least 75% of the aggregate of the total number of meetings held by the Board of Trustees and the total number of meetings held by all committees of the Board of Trustees on which he served, in each case during the period for which such trustee served as a trustee or committee member. The Board of Trustees has an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating and Corporate Governance Committee.

    AUDIT COMMITTEE.  The Audit Committee, currently comprised of
Messrs. Sherman (chair), Callaghan and Berens, all of whom are independent trustees, (i) appoints the Company's independent auditors, (ii) reviews the results and scope of the audit and other services provided by the Company's independent auditors, (iii) reviews and evaluates the Company's internal accounting controls, (iv) receives and processes complaints regarding accounting, internal controls or auditing matters and (v) performs such other duties as directed by the Board of Trustees. In addition, in July 2002 the Conflicts Committee of the Board was disbanded and the Audit Committee assumed the responsibility, previously held by the Conflicts Committee, to review and make recommendations to the Board regarding any proposed related party transactions. The Board of Trustees has adopted a written charter that specifies the scope of the Audit Committee's responsibilities. A copy of the amended and restated charter, as adopted by the Board of Trustees in April 2003, is attached hereto as Appendix A. The Audit Committee met eight times in 2002.

    The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an "audit committee financial expert" serving on its audit committee. Although this requirement is not yet in effect, the Board of Trustees hereby discloses that it has determined that Mr. Sherman qualifies as an "audit committee financial expert" under the rules adopted by the SEC.

    COMPENSATION COMMITTEE. The Compensation Committee, currently comprised of Messrs. Moody (chair), Callaghan and Eilian, all of whom are independent trustees, (i) oversees the administration of the Company's compensation programs, (ii) makes recommendations to the Board of Trustees and reviews management decisions regarding executive officer compensation, and
(iii) performs such other duties as directed by the Board of Trustees. The Compensation Committee met four times in 2002.

    INVESTMENT COMMITTEE. The Investment Committee, currently comprised of Messrs. Kelter, McBride, Galesi and Eilian, (i) supervises and maintains the financial affairs of the Company, (ii) is authorized to approve acquisitions, dispositions and development projects not exceeding $25 million per transaction (or $10 million per transaction in the case of any acquisition or disposition of vacant land) and financing arrangements not exceeding $18.75 million per transaction, and (iii) performs such other duties as directed by the Board of Trustees. The Investment Committee met five times and acted by written consent once in 2002.

    NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. In October 2002, the Board of Trustees renamed the Nominating Committee as the Nominating and Corporate Governance Committee and expanded the Committee's responsibilities. The Nominating and Corporate Governance Committee, currently comprised of Messrs. Platt (chair) and Moody, both of whom are independent trustees,
(i) makes recommendations to the Board of Trustees regarding the selection of new members to be nominated to, or fill vacancies on, the Company's Board of Trustees, (ii) develops, recommends to the Board of Trustees and oversees the administration of corporate governance principles for the Company, and (iii) performs such other duties as directed by the Board of Trustees. The Nominating and Corporate Governance Committee met four times in 2002.

    The Board of Trustees may from time to time establish certain other committees to facilitate the management of the Company.

TRUSTEE COMPENSATION

    Trustees who are also employees of the Company receive no additional compensation for their service as trustees. Trustees who are not also employees of the Company (the "Outside Trustees") received a quarterly fee of $5,000 for serving as a trustee in 2002, plus $1,000 for each meeting of the Board of Trustees attended in person and $500 for each meeting attended by telephone. Each trustee who served as a member of a committee received an annual fee of $2,500 for each committee on which he served. For 2002, the Company issued an aggregate of 14,592 Common Shares to trustees, in lieu of cash payments, at prices ranging from $14.08 to $17.03 per share, based upon the average closing price during the ten trading days prior to the end of each quarter.

    In addition, under the Company's 1994 Non-Employee Stock Option Plan (the "1994 Plan"), the Board of Trustees or the Compensation Committee has the power to make option grants to non-employee trustees. Grants under the 1994 Plan are made at an exercise price equal to the historical average market price of Common Shares (as determined by the Board or Committee) at the time of the grant. The Board of Trustees may amend, suspend or terminate the 1994 Plan at any time (but not more often than once every six months) except that any amendments that would
(i) increase the number of Common Shares reserved for options under the plan, or
(ii) require shareholder approval in order for the plan to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, must be approved by the holders of the majority of issued and outstanding Common Shares of the Company entitled to vote.

    In January 2003, the Board of Trustees, upon the recommendation of the Compensation Committee, terminated the existing trustee compensation program and adopted a new program for Outside Trustees, effective as of January 1, 2003, consisting of the following: (i) a grant of 10,000 options to purchase Common Shares upon becoming a trustee, which options shall vest immediately and shall expire ten years from the date of grant, (ii) subject to shareholder approval of the Plan Proposal, an annual award of 1,000 restricted Common Shares, which restricted shares shall vest in equal increments on the first three anniversaries of the date of grant, (iii) an annual fee of $25,000 for serving as a trustee, (iv) an annual fee of $2,500 for serving as a committee member, and (v) fees of $1,000 per meeting for attending meetings of the Board or any Board committee in person, and $500 per meeting for attending meetings by telephone. In addition, the Board of Trustees approved the grant of 10,000 stock options under the 1994 Plan to each of Messrs. Berens, Callaghan, Ellian, Moody and Platt, in each case retroactive to the date on which the trustee began his current term of service. The option price for each grant was based on the historical average market price of the Common Shares on the date of grant as determined by the Board of Trustees. Each trustee's options vested immediately upon grant and shall expire ten years from the date on which the trustee began his current term of service on the Board.

    The Company reimburses the trustees for out-of-pocket expenses incurred in connection with their activities on behalf of the Company.

                              CORPORATE GOVERNANCE

    The Company's Board of Trustees and management are dedicated to establishing and maintaining a "best practices" approach to corporate governance matters. In April 2003, in response to the Sarbanes-Oxley Act of 2002 and recently enacted or currently pending SEC and NYSE rule changes, the Board of

Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, took the following actions:

    CORPORATE GOVERNANCE GUIDELINES: Adopted a set of Corporate Governance Guidelines for the Company. The Corporate Governance Guidelines reflect the Board's commitment to shareholder interests and address a variety of matters, such as: (i) trustee qualifications; (ii) the Board's responsibility to oversee management succession; (iii) trustee orientation and continuing education; and
(iv) annual self-evaluation of the Board's performance.

    TRUSTEE INDEPENDENCE: Confirmed the independence of a majority of the current trustees under applicable and proposed rules of the SEC and NYSE. In undertaking its annual review of trustee independence, the Board considered transactions and relationships during the current and prior year between each trustee and the Company and its affiliates, including those reported under "Certain Relationships and Related Transactions" on pages 29-31 below.

    EXECUTIVE SESSIONS OF NON-MANAGEMENT TRUSTEES: Appointed Mr. Platt as the lead trustee to preside at quarterly executive sessions of non-management trustees. The first executive session of non-management trustees was held in January 2003. Shareholders and other parties interested in communicating directly with the lead trustee may do so by writing to Mr. Platt, c/o Keystone Property Trust, 200 Four Falls Corporate Center, Suite 208, West Conshohocken, Pennsylvania 19428.

    RETIREMENT AGE: Established a rule that a trustee must retire from the Board at the annual meeting following the trustee's 75th birthday.

    SERVICE ON OTHER BOARDS: Adopted a requirement that a trustee may not serve on the boards of more than three other for-profit public companies.

    CHANGE IN TRUSTEE'S JOB RESPONSIBILITY: Adopted a requirement that if the principal position held by a trustee at the time of joining the Board changes, he or she must offer to resign.

    SHARE OWNERSHIP REQUIREMENTS: Adopted minimum share ownership requirements for Company trustees and executive officers. Each trustee is required to own, within 24 months of becoming a trustee, Company securities having a market value at the time of acquisition of at least $50,000. Each of the Company's Chief Executive Officer, President, Executive Vice Presidents and Senior Vice Presidents is required to own, within 18 months after being appointed to such office, Company securities having a market value at the time of acquisition of at least $100,000.

    PROHIBITION ON OPTION REPRICING: Approved an amendment to the Company's Amended and Restated 1993 Omnibus Incentive Plan, as amended (the "Employee Stock Plan"), to prohibit the repricing of options granted under the Employee Stock Plan. This prohibition is also included in the proposed Amended and Restated 1994 Non-Employee Stock Incentive Plan.

    EXPENSING OF STOCK OPTIONS: In consultation with the Audit Committee, adopted a policy, effective January 1, 2003, requiring the Company to expense the cost of granting stock options on its financial statements.

    CODE OF CONDUCT: Adopted a Code of Business Conduct and Ethics applicable to Company executives, employees and trustees. The Code of Business Conduct and Ethics reflects and reinforces the Company's commitment to integrity in the conduct of its business. Any waiver of the Code for executive officers or trustees may only be made by the Board or Audit Committee.

    COMMITTEE CHARTERS: Expanded the charter of the Audit Committee, as reflected in Appendix A hereto, and adopted charters for the Compensation Committee and the Nominating and Corporate Governance Committee.

    AUTHORITY TO RETAIN OUTSIDE ADVISORS: Vested independent authority in the Board of Trustees and each committee of the Board to retain any outside legal, financial or other advisor at the Company's expense, including but not limited to search firms and compensation consultants.

    WEBSITE DISCLOSURES: Directed the posting on the Company's website (www.keystoneproperty.com) of the charters of each of the Audit, Compensation, and Nominating and Corporate Governance Committees, the Corporate Governance Guidelines and the Code of Business Conduct and Ethics. Copies of these documents may also be obtained upon request from the Company's Secretary. Information on the Company's website is not incorporated by reference into this proxy statement and shall not be deemed part of this proxy statement.

                PROPOSAL NO. 2--APPROVAL OF AMENDED AND RESTATED
                     1994 NON-EMPLOYEE STOCK INCENTIVE PLAN

    At its meeting on April 16, 2003, the Board of Trustees of the Company adopted the Amended and Restated 1994 Non-Employee Stock Incentive Plan (hereinafter the "Amended and Restated Plan" or the "Plan") (a copy of which is attached hereto as Appendix B) and directed that the Plan be submitted to the shareholders for their approval. Under the 1994 Non-Employee Stock Option Plan (hereinafter the "1994 Plan"), which was originally effective on August 31, 1994, the Company authorized 150,000 shares for issuance subject to grants of non-qualified stock options to non-employee trustees and consultants to the Company. In 1997, the stockholders approved an increase in the amount of shares available for issuance under the 1994 Plan to 300,000. The exercise price for each option granted under the 1994 Plan cannot be less than the fair market value of the Company's Common Shares underlying the option at the date of the grant. The term of each option is ten years, and each option is exercisable upon the date of the grant, provided that the option holder remains a non-employee trustee or consultant to the Company during the exercise period. On April 16, 2003, the Board approved an amendment and restatement of the 1994 Plan to provide for awards of restricted stock and other stock-based awards to non-employee trustees and consultants to the Company.

    The Board of Trustees believes that the Amended and Restated Plan is in the best interests of the Company and its shareholders because it is an important factor in attracting, motivating and retaining distinguished personnel with proven ability and vision to serve on the Board of Trustees and as consultants to the Company.

SUMMARY OF THE PROVISIONS OF THE AMENDED AND RESTATED PLAN

    The following summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is attached hereto as Appendix B. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan.

    GENERAL. The Plan is designed to provide an equity ownership opportunity to each non-employee trustee and consultant to the Company who is not otherwise an employee of the Company or of any Affiliate of the Company. The Plan provides that in the event of any subdivision or consolidation of Common Shares, dividend or other distribution (whether in the form of cash, shares, other securities or property), recapitalization or other capital adjustment of the Company, merger, consolidation or other reorganization of the Company, or change in the rights to purchase Common Shares or other securities of the Company, the Board may make appropriate adjustments to the Common Shares subject to the Plan and to any outstanding awards thereunder. The Plan also provides that in the event of dissolution, liquidation, merger, consolidation, reverse merger, or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then, at the sole discretion of the Board, the surviving corporation shall assume any outstanding awards; or the exercise time of the options shall be accelerated, or the options shall terminate if not exercised prior to such event; or the restricted stock or restricted stock units shall become free from all restrictions; or the awards shall continue in full force and effect. A total of 300,000 Common Shares are available for issuance under the Plan.

    ADMINISTRATION. The Plan is administered by the Board unless and until the Board delegates administration to a committee. The Board may delegate administration of the Plan to a committee composed of at least two individuals, each of whom shall be a "non-employee trustee" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (hereinafter the "Committee"). The Committee shall have the powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as the Board may adopt from time to time. The Committee shall construe and interpret the Plan and any awards granted thereunder, and establish, amend and revoke rules and regulations for its administration. In exercising this power, the Committee may correct any defect, omission or inconsistency in the Plan or in any award agreement in such a manner as deemed necessary or expedient to make the Plan fully effective. The Committee may amend the Plan, provided that it shall not make amendments more than once every six months with respect to the provisions that relate to the amount, price and timing of grants, other than to comport with changes in the Internal Revenue Code (hereinafter the "Code"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Amendments that increase the number of shares reserved for awards under the Plan must be approved by the shareholders of the Company within twelve months before or after the adopting of the amendment to become effective. Shareholder approval is also required for any amendments that modify the requirements as to the eligibility for participation under the Plan, or any other amendments that would require shareholder approval in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee may not institute amendments that alter or impair the rights and obligations under any award unless the Company requests the consent of the person to whom the award was granted and the person consents in writing. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

    ELIGIBILITY. Participation in the Plan is limited to (i) persons who serve as members of the Board of Trustees who, at the time of award, are not employees of the Company or (ii) consultants to the Company.

    TERMS AND CONDITIONS OF OPTION GRANTS. The Plan provides for each eligible participant non-employee trustee to receive an option to acquire Common Shares shares at a price not less than the fair market value at the date of the grant of the Common Shares shares subject to such option. The options under the Plan are not "incentive stock options" within the meaning of Section 422(b) of the Code. Pursuant to the terms of the Plan, options may be exercised either by the payment of the exercise price in cash, by the tender of Common Shares owned by the option holder for a period of time necessary to avoid a charge to the Company's reported earnings and valued at the fair market value not less than the exercise price, or by a combination of these methods. Options are nontransferable by the option holder other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is legally granted. Any unexercised portion of an option granted to a non-employee trustee shall terminate 30 days after the date such person is no longer a trustee of the Company. Options can be exercised only if the shares issuable are registered under the Securities Act of 1933, as amended, (hereinafter the "Securities Act") or, if such shares are not then so registered, the Company has determined that the exercise and issuance would be exempt from the registration requirements of the Securities Act. The maximum term of options granted under the Plan is ten years.

    TERMS AND CONDITIONS OF OTHER AWARDS. The Board or the Committee is authorized to grant awards of restricted stock and restricted stock units, subject to the restrictions that the Board or the Committee may impose, provided that these are not inconsistent with the provisions of the Plan. Restrictions on stock may include, but are not limited to, limitations on the right to vote shares of restricted stock or the right to receive any dividends or other right or property. Notwithstanding the foregoing, subject to the provisions of the Plan and any applicable award agreements, during the period commencing on the date of such award and ending on the date the period of forfeiture with respect to such shares lapses, the grantee of restricted stock or restricted stock units shall be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign shares of restricted stock or restricted stock units awarded under the Plan (or have such shares of restricted stock or restricted stock units attached or garnished). The awards of restricted stock under the Plan shall be evidenced by book-entry registration, the issuance of stock certificates, or in any manner as the Board may deem appropriate. If stock certificates are issued in respect to the shares of restricted stock granted under the Plan, these certificates shall be registered in the name of the participant and shall refer to the terms, conditions, and restrictions applicable. The stock certificates shall be held in custody by the Company until the restrictions thereon shall have lapsed, and the participant shall have delivered a stock power, endorsed in blank, related to the stock covered by the award. If a participant's service is terminated for any reason during the applicable restriction period, the shares of the restricted stock shall be forfeited and the Company will reacquire them; provided, however, that the Company may also waive, in whole or in part, any or all of the restrictions with respect to the shares of restricted stock if it finds the waiver to be in the best interest of the Company. Upon the lapse of restrictions, the Common Shares subject to the award shall become distributable to the participant.

    In addition to the foregoing, at the discretion of the Board, the fees payable to each non-employee trustee (including annual retainer fees or meeting fees for service on the Board, fees for service on a Board committee, and any other fees paid to trustees) may be provided in the form of Common Shares in lieu of cash payment of such fees at the date any such fee is otherwise payable. Shares so granted shall have a fair market value on such date equal to the aggregate amount of the fees then payable to the trustee. Fractional shares shall be paid in cash.

    OTHER PROVISIONS. A person who is an optionee or to whom an option is transferred must satisfy all the requirements under the Plan for the exercise of options to be considered a holder of, or to have any of the rights of a holder with respect to, any of the shares subject to such option. Additionally, nothing under the Plan shall be construed to give any non-employee any right to serve as trustee or consultant to the Company. The right of the Company to terminate the service of any non-employee with or without cause will not be affected in any way by the Plan. The Company or any Affiliate will also be authorized to withhold from any awards granted, payments due, or transfers made under the Plan the amount of withholding taxes due with respect to such awards, their exercise, the release of restrictions on such awards, or payments or transfers. The Company may take such other actions as may be necessary to satisfy all the obligations for the payment of such taxes.

    TERMINATION OR AMENDMENT OF THE PLAN. Unless sooner terminated, no awards may be granted under the Plan after May 31, 2013. The Board may terminate or amend the Plan at any time, but the rights and obligations granted while the Plan is in effect may not be altered or impaired without the participant's consent.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDED AND RESTATED PLAN

    The following summary is intended only as a general guide as to the federal income tax consequences under current law with respect to participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of awards granted under the Plan are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

    NON-QUALIFIED STOCK OPTIONS. Options that are granted under the Plan do not qualify as incentive stock options (within the meaning of Section 422(b) of the Code), and as such are non-qualified stock options and have no special tax status. In general, no gain or loss is recognized by the option holder at the time an option is granted under the Plan. Upon the exercise of an option, the option holder normally recognizes ordinary income in the amount of the difference between the fair market value of the Common Shares on the date of exercise and the option price, and the Company would be entitled to a deduction for federal income tax purposes for the same amount. Upon a subsequent sale or exchange of stock acquired pursuant to the exercise of an option, the option holder would have gain or loss, measured by the difference between the sale price and the basis of such shares, which will generally be taxable as a capital gain or loss. A capital gain or loss will be long-term if the option holder's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a non-qualified option or the sale of the stock acquired pursuant to such grant.

    RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS. Unless a holder of restricted stock makes an "83(b) election" (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and the Company will be entitled to a deduction, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and the Company will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or
(B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If an 83(b) election is made, there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment.

    The restricted stock units have been designed with the intention that there will be no tax consequences as a result of the granting of a restricted stock unit until payment is made with respect to the restricted stock unit. When payment is made, the participant generally will recognize ordinary income, and the Company will generally be entitled to a deduction, equal to the fair market value of the Common Shares and cash, as applicable, received upon payment.

SHARES IN LIEU OF FEES

    With regard to the award of Shares in lieu of fees, it is anticipated that the trustee would have ordinary income in an amount equal to the fair market value of such Shares at the time of receipt.

VOTE REQUIRED AND BOARD OF TRUSTEES' RECOMMENDATION

    Assuming that the votes cast at the Meeting represent at least a majority of the outstanding Common Shares entitled to vote thereon, the affirmative vote of a majority of the votes cast on Proposal No. 2 is required for approval.

    THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED 1994 NON-EMPLOYEE STOCK INCENTIVE PLAN.

                           REPORT OF AUDIT COMMITTEE

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING PREVIOUS FILINGS THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The Audit Committee of the Board of Trustees (for purposes of this report, the "Committee") assists the Board in fulfilling its oversight of the Company's financial reporting process. The Company's management is responsible for preparing the financial statements and the independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Committee has prepared the following report on its activities with respect to the Company's audited financial statements for the fiscal year ended December 31, 2002.

    The Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and has discussed with the independent auditors their independence from the Company. In addition, the Company has considered whether the non-audit services provided by the independent auditors is compatible with maintaining their independence.

    Based on the review and discussions referred to above and relying thereon, the Committee recommended to the Board of Trustees that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission.

    Submitted by the Audit Committee:

    David M. Sherman, Chair

    Donald E. Callaghan

    Rodney B. Berens

                               EXECUTIVE OFFICERS

    The following table sets forth certain information regarding executive officers of the Company based on information supplied by such executive officers. The following information is as of April 16, 2003.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Jeffrey E. Kelter(1)......................     48      President and Chief Executive Officer

Robert F. Savage, Jr.(1)..................     35      Executive Vice President and Chief
                                                       Operating Officer

John B. Begier............................     37      Executive Vice President and Chief
                                                       Investment Officer

Timothy E. McKenna........................     39      Senior Vice President--Chief Financial
                                                       Officer

Saul A. Behar.............................     41      Senior Vice President--General Counsel and
                                                         Secretary

Stephen J. Butte..........................     43      Senior Vice President--Asset Management

A. Donald Chase, Jr.......................     35      Senior Vice President--Investments

John P. DiCola............................     35      Senior Vice President--Investments

Charles C. Lee............................     39      Senior Vice President--Leasing

Jennifer A. Pancoast......................     39      Senior Vice President--Marketing

Francis K. Ryan...........................     43      Senior Vice President--Construction and
                                                         Property Operations

------------------------

(1) Denotes a member of the Board of Trustees. See the Election Proposal for additional information.

    JOHN B. BEGIER has served as Chief Investment Officer of the Company since February 2001 with primary responsibility for the Company's investment activity. In this role he oversees all acquisitions and development projects as well as dispositions, including all transactions related to the Company's capital recycling initiatives. He served as Senior Vice President from December 1997 until January 2000, when he was appointed Executive Vice President. Mr. Begier joined Penn Square in 1995. Prior to working for Penn Square he worked for eight years as a real estate broker with the Pennsylvania office of Cushman & Wakefield where he was responsible for leasing, sales and acquisition of commercial and industrial properties. Mr. Begier received a B.A. from the University of Virginia and is a member of the Council of Logistics Management.

    TIMOTHY E. MCKENNA has served as the Company's Senior Vice President and Chief Financial Officer since February 2002. He was previously Senior Vice President--Finance and Chief Accounting Officer from June 1999 until
February 2002. Prior to that he was the Company's Vice President of Finance and Corporate Controller from January 1998, when he joined the Company, until June 1999. Mr. McKenna was previously employed as a senior manager in the Real Estate Services Group of Arthur Andersen LLP's Philadelphia office. Prior to joining the Company, he worked for over 12 years providing consulting and accounting services to publicly and privately-owned real estate companies; over 11 years of his experience was obtained as an employee of Arthur Andersen LLP. Mr. McKenna is a graduate of the University of Scranton with a B.S. in Accounting and is a Certified Public Accountant.

    SAUL A. BEHAR served as Vice President and Secretary of the Company from
May 2000 to December 2000, when he was promoted to Senior Vice President and Secretary. Mr. Behar has overall responsibility for the Company's legal and corporate governance matters. Prior to joining the Company, Mr. Behar served for seven years as Senior Counsel at Pep Boys in Philadelphia, where he handled numerous corporate and real estate matters. Before that, he practiced law at Dechert LLP in Philadelphia. He received an A.B. with honors from Cornell University and a J.D. from The University of Chicago Law School. He is a member of the Pennsylvania bar.

    STEPHEN J. BUTTE has served as Senior Vice President of the Company since December 1997. He served as Chief Investment Officer from March 1999 until February 2001 and Secretary from September 1999 until May 2000. In January 2001 he was appointed Senior Vice President of Asset Management with primary responsibility for overseeing all portfolio and property level analysis for the Company's existing properties as well as proposed investments. As head of the Asset Management Department, Mr. Butte works closely with and supports the functions of the operating departments including Investments, Leasing, Property Operations and Construction. Prior to joining Penn Square in 1988, he spent five years in public accounting as a manager in the audit department of Asher & Company, specializing in providing financial and accounting services to companies in the real estate industry. Mr. Butte received a B.S. in Accounting and a Masters of Taxation from Villanova University and is a Certified Public Accountant.

    A. DONALD CHASE JR. has served as Senior Vice President--Investments since August 2002 with primary responsibility for overseeing acquisitions and development in the Pennsylvania and Mid-West markets, including Indianapolis. Mr. Chase is based in the Company's West Conshohocken office. Mr. Chase was formerly the Director of Development at TIG Real Estate Services, Inc. where he focused on industrial and suburban office projects on a speculative, build-to-suit and fee development basis, working with both institutional and private capital sources. Prior to TIG, Mr. Chase was an investment manager at AEW Capital Management and Copley Real Estate Advisors. Mr. Chase has twelve years of real estate experience in industrial development, acquisitions/dispositions, asset management and construction. Mr. Chase holds a B.A. in Business Economics/Organizational Behavior and Management from Brown University.

    JOHN P. DICOLA was appointed Senior Vice President--Investments in
September 2002, responsible for overseeing acquisitions and development in the New Jersey market. Mr. DiCola is based in the Company's New York office. Prior to joining the Company, Mr. DiCola was most recently principal and co-founder of Triad Partners, LLC, a firm specializing in development opportunities in the New York City metropolitan area. Prior to founding Triad, Mr. DiCola spent ten years with Jones Lang LaSalle, most recently as Senior Vice President, responsible for the firm's land investment and development activities in the Eastern portion of the United States. Mr. DiCola has negotiated and completed acquisition and development deals in commercial and residential real estate in numerous markets. Mr. DiCola holds a B.A. in Urban Studies and a B.S. in Civil Engineering from Brown University.

    CHARLES C. LEE has served as Senior Vice President of the Company since March 1998 and has primary responsibility for the Company's leasing activities. Mr. Lee joined Penn Square in 1987 where he was responsible for leasing activities for various commercial properties. From September 1997 until March 1998, when he re-joined the Company, Mr. Lee was the regional leasing director for the Philadelphia region of Equity Office Properties Trust. Prior to working for Penn Square, he was an Assistant Portfolio Manager in the Private Banking Division of the Boston Safe Deposit and Trust Company. Mr. Lee received a B.A. from Tufts University and has a Pennsylvania real estate brokerage license.

    JENNIFER A. PANCOAST has served as Senior Vice President--Marketing since September 2002. Her responsibilities include the management and execution of the Company's corporate and property marketing. Prior to September 2002, Ms. Pancoast was Vice President of Leasing, responsible for all aspects of leasing the Company's office portfolio in Pennsylvania, New Jersey and New York. Ms. Pancoast rejoined the Company in 1996 after spending three years with Bell Atlantic Properties, the real estate subsidiary of Bell Atlantic, where she was Director of Portfolio Management responsible for over 600,000 square feet of office properties in the Philadelphia region. From September 1990 until September 1993 she was responsible for leasing the Philadelphia office portfolio for Penn Square. Ms. Pancoast started her career in 1986 as a real estate broker for The Flynn Company, a manager and developer of office and industrial properties in the Philadelphia region. She is a graduate of the University of Massachusetts at Amherst.

    FRANCIS K. RYAN has served as Senior Vice President of the Company since December 1997 with primary responsibility for the Company's property operations, property management activities and tenant-related and third-party construction. In February 2001 he was named head of Property Operations and Construction. In this expanded role, Mr. Ryan's primary responsibilities include the construction of the Company's development projects in addition to directing property management. Mr. Ryan joined Penn Square in 1991 where he was responsible for the management of various commercial and industrial properties. Prior to working for Penn Square, Mr. Ryan worked for four years as a senior property manager for Cushman & Wakefield's Pennsylvania office and as a project manager for American Building Maintenance from 1984 through 1986. Mr. Ryan is certified as a Real Property Administrator by the BOMI Institute. He is a member of the Building Owners and Managers Association and the Institute of Real Estate Management
(IREM).

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth, for the three years ended December 31, 2002, the compensation earned by or paid to the Company's chief executive officer, chief operating officer and the four (4) other most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                         ANNUAL COMPENSATION                      COMPENSATION AWARDS
                           ------------------------------------------------   ---------------------------
                                                              OTHER ANNUAL     RESTRICTED     SECURITIES      ALL OTHER
        NAME AND                                    BONUS     COMPENSATION    SHARE AWARDS    UNDERLYING    COMPENSATION
   PRINCIPAL POSITION        YEAR     SALARY ($)    (1)($)         ($)             ($)        OPTIONS (#)      (2)($)
-------------------------  --------   ----------   --------   -------------   -------------   -----------   -------------
Jeffrey E. Kelter .......    2002      $375,000    $175,000     $ 13,200(3)    $1,548,027(4)         --       $ 16,888(5)
  President and Chief        2001       325,000     195,000(6)     13,200(3)      550,000(7)         --         16,763(8)
  Executive Officer          2000       325,000     125,000      198,912(9)            --       150,750(10)      2,625(11)

Robert F. Savage, Jr. ...    2002      $290,000    $190,000     $ 12,000(12)   $  866,827(4)         --       $  7,218(13)
  Executive Vice             2001       250,000     150,000(6)     12,000(12)     450,000(7)         --          4,409(14)
  President and Chief        2000        24,097(15)       --       1,000(12)           --       100,000(16)         --
  Operating Officer                                                                                  --

John B. Begier ..........    2002      $250,000    $100,000     $  6,000(12)   $  300,000(4)         --       $  3,475(17)
  Executive Vice             2001       240,000     134,400(6)      6,000(12)     375,000(7)         --          3,350(18)
  President and Chief        2000       215,000     125,000        6,000(12)           --       150,750(10)      2,625(11)
  Investment Officer

Timothy A. Peterson .....    2002      $206,769    $     --     $  5,000(12)   $       --            --       $546,050(20)
  Former Executive Vice      2001       240,000      52,800(21)     39,333(22)     125,000(23)        --         3,650(24)
  President--Corporate       2000       236,500      60,000       39,333(22)           --        75,375(25)      2,625(11)
  Strategy and New
  Business
  Initiatives(19)

Stephen J. Butte ........    2002      $200,000    $ 72,000     $  6,000(12)   $  100,000(4)         --       $  3,775(26)
  Senior Vice President--    2001       195,000      62,400(6)      6,000(12)     100,000(7)         --          3,650(24)
  Asset Management           2000       195,000      50,000        6,000(12)           --        33,500(10)      2,625(11)

Charles C. Lee ..........    2002      $185,000    $ 83,250     $  6,000(12)   $  100,000(4)         --       $  3,475(17)
  Senior Vice President--    2001       185,000      40,000(6)      6,000(12)     100,000(7)         --          3,410(27)
  Leasing                    2000       175,000      70,000        6,000(12)           --        50,250(10)      2,625(11)

------------------------------

(1) Includes cash bonuses paid in the fiscal year following the fiscal year for which they were earned.

(2) Does not include shares acquired by executives prior to May 2002 through recourse loan programs approved by the Compensation Committee of the Board of Trustees. For a discussion of such shares, please refer to "Other" on pages 21-22 hereof.

(3) Consists of lease payments for an automobile leased by the Company for Mr. Kelter's use.

(4) Restricted shares were granted at $17.03 per share and vest over a seven-year period in the case of Messrs. Kelter, Savage and Begier and over a five-year period in the case of Messrs. Butte and Lee. The price was based on the historical average market price of the Common Shares at the date of grant as determined by the Compensation Committee of the Board of Trustees. Sixty percent (60%) of the award will be subject to forfeiture unless the Company's total return to shareholders, consisting of share price appreciation or depreciation plus dividends and other distributions to shareholders ("TRS"), is greater than the mean TRS of a group of peer REITs as selected by the Compensation Committee. The TRS measurement will be made on both an annual and cumulative basis. These restricted shares pay dividends as declared payable by the Board of Trustees at the prevailing dividend rate payable to all shareholders of the Company.

(5) Consists of $8,150 for life insurance premiums, $5,988 for supplemental disability insurance premiums and $2,750 for matching contributions to the Company's 401(k) Savings and Retirement Plan (the "401(k) Match").

(6) Bonuses for 2001 are payable in equal annual installments over three years. The first installment was paid in February 2002 and the second installment was paid in January 2003. The third and final installment will be paid in January 2004, provided that the executive officer is employed by the Company on December 31, 2003.

(7) Restricted shares were granted at $13.10 per share and vest over a seven-year period in the case of Messrs. Kelter, Savage and Begier and over a five-year period in the case of Messrs. Butte and Lee. The price was based on the historical average market price of the Common Shares at the date of grant as determined by the Compensation Committee of the Board of Trustees. Sixty percent (60%) of the award will be subject to forfeiture unless the Company's total return to shareholders, consisting of share price appreciation or depreciation plus dividends and other distributions to shareholders ("TRS"), is greater than the mean TRS of a group of peer REITs as selected by the Compensation Committee. The TRS measurement will be made on both an annual and cumulative basis. These restricted shares pay dividends as declared payable by the Board of Trustees at the prevailing dividend rate payable to all shareholders of the Company.

(8) Consists of $8,150 for life insurance premiums, $5,988 for supplemental disability insurance premiums and $2,625 for the 401(k) Match.

(9) Includes $185,712 in forgiveness of indebtedness to purchase Common Shares of the Company and $13,200 in lease payments for an automobile leased by the Company for Mr. Kelter's use.

(10) Options were granted at $12.83 per share. One-third of the options vest on each of the first three anniversaries of the date of grant.

(11) Consists of the 401(k) Match.

(12) Consists of an automobile allowance.

(13) Consists of $2,935 for life insurance premiums, $1,533 for a health insurance opt-out payment, and $2,750 for the 401(k) Match.

(14) Consists of $2,935 for life insurance premiums and $1,474 for a health insurance opt-out payment.

(15) Mr. Savage was hired in November 2000 at an annual salary of $250,000.

(16) Options were granted at $12.83 per share. One-third of the options vest on each of the date of grant and the first two anniversaries thereof.

(17) Consists of $2,750 for the 401(k) Match and $725 for life insurance premiums.

(18) Consists of $2,625 for the 401(k) Match and $725 for life insurance premiums.

(19) Mr. Peterson resigned from the Company in October 2002.

(20) Consists of $2,750 for the 401(k) Match and $543,300 for consulting services provided to the Company following Mr. Peterson's resignation in October 2002. See "Separation Agreement" on page 22.

(21) This bonus was payable in equal annual installments over three years, and the first installment was paid in February 2002. The second installment was to be paid in January 2003, provided that Mr. Peterson was employed by the Company on December 31, 2002; and the third installment was to be paid in January 2004, provided that Mr. Peterson was employed by the Company on December 31, 2003. However, Mr. Peterson resigned from the Company in October 2002 and as a result forfeited the remaining two installments.

(22) Includes $33,333 in forgiveness of indebtedness to purchase Common Shares of the Company and a $6,000 automobile allowance.

(23) Restricted shares were granted at $13.10 per share and were to vest over a five-year period. Under Mr. Peterson's separation agreement with the Company entered into in 2002, the Company accelerated the vesting of one-fifth of the shares and Mr. Peterson forfeited the remaining shares.

(24) Consists of $2,625 for the 401(k) Match and $1,025 for life insurance premiums.

(25) Options were granted at $12.83 per share. One-third of the options vested in April 2002 and the remaining options were to vest in equal installments in April 2003 and April 2004. Under Mr. Peterson's separation agreement with the Company entered into in 2002, the Company accelerated the vesting of all such remaining options.

(26) Consists of $2,750 for the 401(k) Match and $1,025 for life insurance premiums.

(27) Consists of $2,625 for the 401(k) Match and $785 for life insurance premiums.

STOCK OPTIONS

    No options were granted to the Company's Chief Executive Officer or the other named executive officers for 2002.

STOCK OPTION EXERCISES AND HOLDINGS

    The following table sets forth information related to exercised and unexercised options held by the Company's Chief Executive Officer and each of the other named executive officers at December 31, 2002.

 AGGREGATED OPTION EXERCISES IN LAST CALENDAR YEAR AND CALENDAR YEAR-END OPTION
                                     VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS AT FISCAL             OPTIONS AT FISCAL
                                 SHARES       VALUE             YEAR-END(#)                 YEAR-END($)(A)
                              ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
NAME                          EXERCISE (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ------------   --------   -----------   -------------   -----------   -------------
Jeffrey E. Kelter...........         --           --       50,250        100,500        208,035        416,070

Robert F. Savage, Jr........         --           --       66,667         33,333        276,001        137,999

John B. Begier..............         --           --      152,750        100,500        386,210        416,070

Timothy A. Peterson.........    157,581(b)   365,522           --          7,794             --         32,267

Stephen J. Butte............         --           --       98,667         22,333        187,356         92,459

Charles C. Lee..............         --           --      104,250         33,500        210,470        138,690

------------------------

(a) Based on the NYSE closing price for the last business day of the fiscal year ($16.97).

(b) Mr. Peterson acquired these shares through the exercise of stock options in connection with his resignation from the Company in October 2002. See "Separation Agreement" on page 22.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Messrs. Kelter, Savage and Begier. The agreements with Messrs. Kelter and Begier expire in June 2003 and the agreement with Mr. Savage expires in November 2003. Each agreement is subject to automatic successive one-year renewals thereafter until terminated by either party. Each agreement provides for a minimum annual base salary that may be increased (but not decreased) from time to time by the Board of Trustees, plus such additional compensation as may be awarded from time to time by the Board of Trustees.

    The agreement with Mr. Savage provides that he was entitled to receive a minimum bonus of $150,000 for 2001, plus options with respect to 100,000 Common Shares, with one-third of such options to vest upon the date of grant and each succeeding anniversary thereof. Mr. Savage's 2001 bonus is being paid in equal annual installments over three years. In addition, under his agreement the Company loaned Mr. Savage $1,283,000 on an interest-free, recourse basis in order to enable him to purchase 100,000 Common Shares. Under the original terms of the loan, one-fifth of the loan was to be forgiven each year, beginning in 2003, if he was employed by the Company at such time. However, in 2001 the terms of the loan were modified to provide that, beginning in 2004, one-eighth of the loan will be forgiven each year, if he is employed by the Company at such time.

    The agreement with each executive officer provides that in the event of termination upon death or disability, termination without cause or involuntary termination (as such terms are defined in the agreements), he shall be entitled to receive a lump sum payment equal to his target bonus for the year in which the termination occurs, prorated through the effective date of termination, and, in the case of Mr. Kelter, in the event of termination upon death or disability all loans made by the Company to purchase Common Shares shall be forgiven. In the event of termination without cause or involuntary termination in the absence of a change in control, each executive officer shall be entitled to receive a lump-sum payment equal to three times (in the case of Messrs. Kelter and Savage) or one times (in the case of Mr. Begier) the sum of his base salary and prior year's bonus, and all loans made by the Company to purchase Common Shares shall be forgiven. In the event of a change in control (as defined in the agreements), each of Messrs. Kelter and Savage shall be entitled to receive a lump-sum payment equal to three times his annual compensation (as calculated in accordance with his agreement), and in the event of termination without cause or involuntary termination following a change in control, Mr. Begier shall be entitled to receive a lump-sum payment equal to two times his annual compensation (as calculated in accordance with his agreement).

    Each agreement also restricts the executive officer from engaging in certain activities in competition with the Company during the term of the agreement and for a period of two years (in the case of Messrs. Kelter and Savage) or one year (in the case of Mr. Begier), as applicable, after the termination of his employment.

OTHER

    1999 STOCK PURCHASE LOAN TO MR. KELTER. In April 1999, the Company issued 100,000 Common Shares to Mr. Kelter in return for an interest-free recourse promissory demand note in the amount of $1.3 million. The purchase price of $13 per share represented the market price of the Common Shares on the date of the grant by the Compensation Committee. Under the original terms of the loan, one-seventh of the loan was to be forgiven each year, beginning in 2000. However, in 2001 the terms of the loan were modified to provide that, beginning in 2004, one-eighth of the remaining outstanding balance of the loan will be forgiven each year, if he is employed by the Company at such time. In addition, under the terms of Mr. Kelter's employment agreement, the loan will be forgiven after a change of control of the Company. If Mr. Kelter's employment is terminated for any reason other than a change of control, Mr. Kelter must repay the loan or surrender Common Shares to the Company (at a value of $13 per share) sufficient to repay the outstanding principal balance of the note. The Company granted certain registration rights to Mr. Kelter.

    1999 STOCK PURCHASE LOANS. In 1999, First Union National Bank ("First Union") made approximately $700,000 in loans (the "1999 Loans") to certain executives and other employees. The 1999 Loans, which were guaranteed by the Company, were used by the executives and employees to purchase Common Shares. The 1999 Loans were evidenced by recourse promissory notes from the executives and employees to First Union. Under the terms of the notes, interest accrued on the loans at the rate of one percentage point less than the First Union prime rate in effect from time to time, and the loans matured in 2003. In March 2002, the Compensation Committee of the Board of Trustees approved the assumption of the 1999 Loans by the Company, and the modification of the terms of the 1999 Loans, in exchange for the executives' and employees' consent to certain modifications of the 2000 Loans (as defined in the next succeeding paragraph). As modified, the 1999 Loans (i) bear interest at the rate of 4.74%, the Applicable Federal Rate in effect for the term of the loans at the time of the assumption of the loans by the Company, (ii) mature in 2010 and (iii) are forgivable by the Company over a five-year period beginning with 2004. In addition, the loans will be forgiven in the event of termination of employment within two years after the occurrence of a change of control of the Company. If the executives' or employees' employment is terminated for any reason other than within two years after a change of control, such executives or employees must repay the loans or surrender a sufficient number of Common Shares to the Company (at a value of $13.74 per share) in order to repay the outstanding principal balance of the loans.

    2000 STOCK PURCHASE LOANS. In 2000, the Company issued an aggregate of 211,660 Common Shares to certain executives and other employees in return for promissory notes in the aggregate amount of approximately $2.7 million pursuant to an executive loan program approved by the Compensation Committee on April 18, 2000 (the "2000 Loans"). The purchase price of $12.839 per share was based on the historical average market price of the Common Shares at the date on which the 2000 Loans were made as determined by the Compensation Committee. The promissory notes are interest-free recourse demand notes. Under the original terms of the 2000 Loans, the loans were forgivable by the Company over a five-year period beginning with the third year after the date of the notes. However, in 2001 the terms of the 2000 Loans were modified to provide that the loans are forgivable by the Company over a five-year period beginning with the fifth year after the date of the notes. The promissory notes will be forgiven after the occurrence of a change of control. If the executives' or employees' employment is terminated for any reason other than a change of control, such executives or employees must repay the loan or surrender Common Shares to the Company (at a value of $12.839 per share) sufficient to repay the outstanding principal balance of the promissory note.

    2001 STOCK PURCHASE LOANS. In April 2001, as part of the Company's long-term incentive compensation awards for 2000, the Company issued an aggregate of 56,213 Common Shares to certain executives and other employees in return for promissory notes in the aggregate amount of approximately $721,000 pursuant to an executive loan program approved by the Compensation Committee of the Board of Trustees on April 16, 2001 (the "2001 Loans"). The purchase price of $12.83 per share was based on the historical average market price of the Common Shares as determined by the Compensation Committee. The promissory notes accrue interest at the rate of 4.94%, the Applicable Federal Rate in effect for the term of the notes at the time the 2001 Loans were made. The notes are recourse demand notes which are forgivable by the Company over a five-year period beginning with the third year after the date thereof. In addition, the promissory notes will be forgiven in the event of termination of employment within two years after the occurrence of a change of control. If the executives' or employees' employment is terminated for any reason other than within two years after a change of control, such executives or employees must repay the loan or surrender Common Shares to the Company (at a value of $12.83 per share) sufficient to repay the outstanding principal balance of the promissory note.

    Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Company has discontinued the use of stock loans as a long-term incentive.

    SEPARATION AGREEMENT. The Company entered into a separation agreement with Mr. Peterson in connection with his resignation from the Company in October 2002. Under the agreement, (i) the Company accelerated the vesting of 50,250 stock options and 1,908 restricted shares, and Mr. Peterson forfeited 7,634 unvested restricted shares, (ii) Mr. Peterson exercised 157,581 stock options in 2002 and 7,794 stock options in 2003, and (iii) the Company purchased 179,124 Common Shares from Mr. Peterson at a price of $16.50 per share. In addition, Mr. Peterson received a payment of $543,300 for consulting services provided to the Company in November and December of 2002 in connection with
(a) the sale of a portfolio of 34 properties for approximately $178 million and
(b) the formation of a joint venture and the contribution and sale to the venture of eight properties valued at approximately $90 million. Immediately after receiving the net proceeds of the stock sales and the consulting payment, Mr. Peterson repaid $716,847 in outstanding loans previously made by the Company in order to enable him to purchase Common Shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2002, the members of the Compensation Committee included
Messrs. Moody, Callaghan and Eilian. No member of the Compensation Committee is an employee of the Company. No executive officer of the Company serves as a director, trustee or member of the compensation committee of any entity that has one or more executive officers serving as a trustee of the Company.

                        REPORT OF COMPENSATION COMMITTEE

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING PREVIOUS FILINGS THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND THE PERFORMANCE GRAPH FOLLOWING IT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Trustees is currently comprised of three independent non-employee trustees, Messrs. Moody, Callaghan and Eilian. The Compensation Committee is responsible for administering the policies which govern the Company's executive compensation.

OBJECTIVES OF EXECUTIVE COMPENSATION

    The Compensation Committee strives to provide the proper incentives to management to maximize the Company's performance and to attract, retain and motivate talented executives in order to serve the best interests of its shareholders. The Compensation Committee utilizes a pay-for-performance philosophy which focuses on annual and long-term incentive awards. In establishing compensation for executive officers the Compensation Committee considers industry data, the recommendations of third-party consultants and the Company's financial performance and industry position.

    The Compensation Committee based compensation levels for each executive on a number of factors, including:

    - the Company's Total Return to Shareholders ("TRS") during 2002. The Company's TRS consists of share price appreciation or depreciation plus dividends and other distributions to shareholders.

    - the growth in the Company's net asset value, funds from operations per share, earnings per share, and the progress in the Company's capital recycling program during 2002;

    - compensation levels of executive officers of other real estate investment trusts, including companies of comparable size or located in geographic proximity to the Company, based in part on a compensation study prepared by Schonbraun Safris McCann Bekritsky & Co., L.L.C.;

    - the impact of compensation arrangements on the Company's earnings and funds from operations; and

    - individual and functional performance based on both qualitative and quantitative factors.

    The Compensation Committee did not rank separately the importance of each of those factors and did not follow a formula in arriving at the compensation arrangements that were approved.

BASE SALARIES

    The Compensation Committee takes into account competitive market practices, individual performance and each executive's role and responsibility within the organization when establishing base salary levels. In setting salary levels the Compensation Committee compares the base salaries of the Company's executives to the base salaries of executive officers of other publicly-held REITs of comparable size and asset focus.

ANNUAL INCENTIVES

    The Company awards executives officers and employees with annual incentive cash bonus awards which are based on both the Company's and the individual's performance. Performance goals are established annually and link the key functions of the Company to the Company's overall financial and strategic objectives. The Compensation Committee meets prior to the beginning of each fiscal year to establish base salary and performance targets for the upcoming year and meets again at the beginning of each year to review performance and approve incentive awards for the preceding fiscal year.

LONG-TERM INCENTIVES

    To align the financial interests of the executive officers and managers with those of shareholders, the Compensation Committee endeavors to facilitate equity ownership among executives and managers. The Compensation Committee grants stock options, restricted stock and other incentive awards to the executive officers under the Company's Amended and Restated 1993 Omnibus Incentive Plan (the "Omnibus Plan"). Stock-based awards are granted at the fair market value of the Common Shares at the date of grant to ensure that executive officers can only be rewarded for appreciation in the price of the Common Shares when the Company's shareholders are similarly benefited. The Compensation Committee determines those executive officers who will receive incentive award grants and the size of such awards.

    Prior to July 2002, the Company also granted certain interest-bearing and non-interest-bearing loans to certain executive officers of the Company in order for these executive officers to acquire the Company's Common Shares. Such loans and guarantees were granted to provide incentive to improve shareholder value over the long term and to encourage and promote executive share ownership. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Company has discontinued the use of stock loans as a long-term incentive.

COMPENSATION OF PRESIDENT AND CEO

    The salary paid to Mr. Kelter, the Company's President and Chief Executive Officer, in 2002 was set by his employment agreement and modified by the Compensation Committee. The compensation of Mr. Kelter was based on a number of factors, including: (i) the Company's TRS during 2002; (ii) the growth in the Company's net asset value, funds from operations per share, earnings per share, and the progress in the Company's capital recycling program during 2002;
(iii) compensation levels of chief executive officers of other office and industrial real estate investment trusts, including companies of comparable size or located in geographic proximity to the Company, based in part on a compensation study prepared by Schonbraun Safris McCann Bekritsky & Co. L.L.C.; and (iv) the impact of compensation arrangements on the Company's earnings and funds from operations. The Compensation Committee did not separately rank the importance of each of those factors and did not follow a formula in arriving at the compensation arrangements that were approved.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation meets certain "performance-based" requirements. The Company does not expect any compensation in excess of the Section 162(m) limitations to be paid in the foreseeable future, and has generally not endeavored to structure compensation to be eligible for an exemption under Section 162(m). However, option grants under the Omnibus Plan have generally been structured with the intent that such grants be qualified for an exemption from Section 162(m).

    The Compensation Committee believes that it has designed and implemented a compensation structure which provides appropriate awards and incentives for the Company's executive officers as they work to sustain and improve the Company's overall performance.

    Submitted by the Compensation Committee:

    John S. Moody, Chair

    Donald E. Callaghan

    Jonathan D. Eilian

EQUITY COMPENSATION PLAN INFORMATION

    The following table summarizes information, as of December 31, 2002, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance:

                                                                                    NUMBER OF SECURITIES
                                                                                    REMAINING AVAILABLE
                                    NUMBER OF SECURITIES                            FOR FUTURE ISSUANCE
                                     TO BE ISSUED UPON       WEIGHTED-AVERAGE           UNDER EQUITY
                                        EXERCISE OF         EXERCISE PRICE OF        COMPENSATION PLANS
                                    OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES
                                    WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
PLAN CATEGORY                               (A)                    (B)                      (C)
-------------                       --------------------   --------------------   ------------------------
Equity Compensation Plans Approved
  by Shareholders(1)..............       1,150,373                $13.79                  1,464,977(2)(3)

Equity Compensation Plans Not
  Approved by Shareholders........             N/A                   N/A                        N/A

Total.............................       1,150,373                $13.79                  1,464,977

------------------------

(1) Consists of the Amended and Restated 1993 Omnibus Incentive Plan, as amended (the "Employee Plan"), and the 1994 Non-Employee Stock Option Plan, as amended (the "Existing Non-Employee Plan").

(2) Securities remaining available for future issuance set forth in column (c) may be in the form of (i) options, stock appreciation rights, restricted stock, restricted stock units, performance units, dividend equivalents, or other stock awards or stock-based awards under the Employee Plan,
    (ii) options under the Existing Non-Employee Plan, if shareholders do not approve the Amended and Restated 1994 Non-Employee Stock Incentive Plan (the "Amended and Restated Non-Employee Plan"), and (iii) options, restricted stock, restricted stock units, or other stock awards or stock-based awards under the Amended and Restated Non-Employee Plan, if approved by shareholders.

(3) The maximum number of Common Shares issuable under the Employee Plan is 10% of the combined number of Common Shares and units of limited partnership interest in Keystone Operating Partnership, L.P. outstanding from time to time. In addition, not more than 2,000,000 Common Shares may be made subject to options issued under the Employee Plan and no employee may receive options with respect to more than 1,000,000 Common Shares under the Employee Plan.

SHARE PRICE PERFORMANCE GRAPH

    The graph set forth below compares, for the period from January 1, 1998 through December 31, 2002, the cumulative total return to holders of Common Shares with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Total Return Index ("NAREIT Index"), an index of equity REITS which includes the Company. Total return values for the S&P 500, the NAREIT Index and the Common Shares were calculated based on cumulative total return assuming the investment of $100 on January 1, 1998, and assuming reinvestment of dividends. Equity REITs are defined as those with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide any shareholder with a list of the REITs included in the NAREIT Index. The historical information set forth below is not necessarily indicative of future performance. Data for the NAREIT Index and the S&P 500 was provided to the Company by NAREIT. The data shown is based on the share prices or index values, as applicable, at the end of each month shown.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Indexed Value

                         1997   1998    1999    2000    2001    2002
KEYSTONE PROPERTY TRUST   100   87.72   90.71   81.56   92.11  130.15
S&P 500                   100  128.58  155.63  141.46  124.65    97.1
NAREIT INDEX              100    82.5   78.69   99.43  113.29  117.61

                  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE S&P 500 AND THE NAREIT INDEX*

                                                       1997       1998       1999       2000       2001       2002
                                                     --------   --------   --------   --------   --------   --------
KEYSTONE PROPERTY TRUST............................   100.00      87.72      90.71      81.56      92.11     130.15

S&P 500............................................   100.00     128.58     155.63     141.46     124.65      97.10

NAREIT INDEX.......................................   100.00      82.50      78.69      99.43     113.29     117.61

------------------------

* The NAREIT Index (consisting of 149 REITs with a total market capitalization of approximately $151.3 billion at December 31, 2002) is maintained by NAREIT, is published monthly, and is based on the last closing prices of the preceding month.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth, as of April 16, 2003 (except as otherwise noted), information with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Shares as well as Common Shares beneficially owned by all trustees, trustee nominees and executive officers of the Company and all trustees, trustee nominees and executive officers of the Company as a group. The table also includes the number of common units of limited partnership interest ("OP Units") in the Operating Partnership owned as of April 16, 2003 by such persons. Any owner of OP Units may convert or exchange the OP Units into, at the election of the Company, Common Shares or the cash equivalent. As of April 16, 2003, the Company had 21,702,955 Common Shares outstanding, not including 5,519,204 shares reserved for issuance upon conversion of OP Units, 2,601,508 shares reserved for issuance upon conversion of Series C Convertible Preferred Units, 682,879 shares reserved for issuance upon conversion of Series D Convertible Preferred Units, 452,381 shares reserved for issuance upon conversion of outstanding shares of Series C Convertible Preferred Stock, par value $.001 per share, and 1,202,066 shares reserved for issuance upon exercise of outstanding stock options.

                                                                                        PERCENTAGE OF
                                                                                        COMMON SHARES
                                                           AMOUNT AND NATURE OF         BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                 BENEFICIAL OWNERSHIP (2)         OWNED (2)
----------------------------------------                 ------------------------       -------------
Jeffrey E. Kelter......................................           1,437,416(3)               6.45%
David F. McBride.......................................             326,915(4)               1.50%
Francesco Galesi.......................................             536,613(5)               2.42%
Robert F. Savage, Jr...................................             342,942(6)               1.57%
Rodney B. Berens.......................................              56,778(7)                  *
John S. Moody..........................................              43,205(8)                  *
Donald E. Callaghan....................................              24,676(9)                  *
David M. Sherman.......................................              18,637(10)                 *
Russell C. Platt.......................................              18,172(8)                  *
Jonathan D. Eilian.....................................              13,242(8)                  *
Richard M. Cummins.....................................                   0                     *
John B. Begier.........................................             345,424(11)              1.58%
Charles C. Lee.........................................             184,620(12)                 *
Stephen J. Butte.......................................             171,066(13)                 *
Timothy A. Peterson....................................              50,000(14)                 *
Cohen & Steers Capital Management, Inc.................           2,461,600(15)             11.34%
CRA Real Estate Securities, L.P........................           1,319,310(16)              6.08%
All Executive Officers, Trustees and Trustee Nominees
  as a group (21 persons)..............................           3,944,911                 16.58%

------------------------

*   Less than 1%.

(1) Unless otherwise noted, the address for each of the persons listed is c/o Keystone Property Trust, 200 Four Falls Corporate Center, Suite 208, West Conshohocken, PA 19428.

(2) Includes Common Shares issuable upon the conversion or exchange of OP Units, or the exercise of stock options, in each such case within 60 days after April 16, 2003. Each beneficial owner's percentage of ownership was determined by assuming that all such OP Units and stock options have been converted, exchanged or exercised, as applicable, by such person but not by any other person.

(3) Includes 469,494 OP Units owned directly by Mr. Kelter, 816 OP Units owned beneficially through a corporation in which Mr. Kelter is the sole shareholder, and 100,500 Common Shares issuable pursuant to stock options exercisable within 60 days of April 16, 2003.

(4) Includes 1,031 Common Shares owned by a limited liability corporation in which Mr. McBride has an ownership interest and 101 Common Shares owned by a trust, in the name of Mr. McBride's deceased father, for which Mr. McBride is a trustee. Mr. McBride expressly disclaims any beneficial ownership of any Common Shares not directly owned by him. Also includes 46,379 OP Units owned directly by Mr. McBride, 106,538 OP Units beneficially owned through ownership interests in various limited partnerships and corporations in which Mr. McBride has an interest, and 3,791 OP Units owned by a trust in the name of Mr. McBride's deceased father for which Mr. McBride is a trustee.

(5) Includes 43,966 Common Shares owned by an employees' pension plan and trust for a corporation of which Mr. Galesi is the sole shareholder. Mr. Galesi expressly disclaims any beneficial ownership of any Common Shares not directly owned by him. Also includes 484,677 OP Units, all of which are held through various corporations in which Mr. Galesi owns a controlling interest.

(6) Includes 22,394 OP Units and 100,000 Common Shares issuable pursuant to stock options exercisable within 60 days of April 16, 2003.

(7) Includes 16,000 Common Shares owned by Mr. Berens' children and 10,000 Common Shares issuable pursuant to stock options exercisable within 60 days of April 16, 2003. Mr. Berens expressly disclaims any beneficial ownership of any Common Shares not directly owned by him.

(8) Includes 10,000 Common Shares issuable pursuant to stock options exercisable within 60 days of April 16, 2003.

(9) Includes 4,000 Common Shares held in an individual retirement account for the benefit of Mr. Callaghan, and 10,000 Common Shares issuable pursuant to stock options exercisable within 60 days of April 16, 2003.

(10) Includes 3,000 Common Shares held in an individual retirement account for the benefit of Mr. Sherman and 10,000 Common Shares issuable pursuant to stock options exercisable within 60 days of April 16, 2003.

(11) Includes 20,764 OP Units and 203,000 Common Shares issuable pursuant to stock options exercisable within 60 days of April 16, 2003.

(12) Includes 12,992 OP Units and 121,000 Common Shares issuable pursuant to stock options exercisable within 60 days of April 16, 2003.

(13) Includes 6,496 OP Units and 109,834 Common Shares issuable pursuant to stock options exercisable within 60 days of April 16, 2003.

(14) As of January 2, 2003. Mr. Peterson resigned from the Company in October 2002. See "Separation Agreement" on page 22.

(15) Based on information disclosed on a Schedule 13G/A dated February 14, 2003. The address of this beneficial owner is 757 Third Avenue, New York, New York 10017. The beneficial owner is an investment adviser registered under the Investment Advisers Act of 1940, as amended. The number of shares reported represents shares for which the beneficial owner has sole dispositive power and includes 2,411,200 Common Shares for which it has sole voting power.

(16) Based on information disclosed on a Schedule 13G dated February 27, 2003. The address of this beneficial owner is 259 North Radnor-Chester Road, Suite 205, Radnor, Pennsylvania 19087. The beneficial owner is an investment adviser registered under the Investment Advisers Act of 1940, as amended. The number of shares reported represents shares for which the beneficial owner has sole dispositive power and includes 1,006,552 Common Shares for which it has sole voting power.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    PURCHASE OF AN INTEREST IN A LIMITED PARTNERSHIP. In December 1999, the Company acquired an 89% interest (and escrowed OP Units to purchase the remaining 11%) in a limited partnership which owns a 407,100 square foot industrial building in Carlisle, Pennsylvania. Jeffrey E. Kelter was the general partner and certain other employees, including John B. Begier, Stephen J. Butte and Charles C. Lee, executive officers of the Company, were limited partners in this limited partnership prior to the Company acquiring the limited partnership. After the Company's acquisition of the 89% ownership interest, Mr. Kelter and certain other employees, including Messrs. Begier, Butte and Lee, remain as limited partners. The purchase price for this building was $16 million and the consideration consisted of $14.6 million in cash and $1.4 million in OP Units in the Operating Partnership at a price of $15.26, which was the 30-day average price of the Company's Common Shares prior to the acquisition date.

    ISSUANCES OF COMMON SHARES TO TRUSTEES IN LIEU OF FEES. Messrs. Berens, Callaghan, Eilian, Michael J. Falcone, Galesi, McBride, Moody, Platt, Scott H. Rechler and Sherman (collectively, the "2002 Trustee Holders") received 14,592 Common Shares in the aggregate in January 2003, in lieu of cash fees, as compensation for services provided by them to the Company in their capacity as members of the Board of Trustees during 2002. Mr. Rechler retired from the Board in June 2002 and Mr. Falcone resigned from the Board in July 2002. Under registration rights agreements dated as of January 17, 2003, the Company agreed to register the Common Shares within six months from the date of such agreements and the 2002 Trustee Holders agreed not to sell their Common Shares for a period of one year from the date of such agreements.

    Messrs. Callaghan, Eilian, Falcone, Galesi, McBride, Moody, Joseph D. Morris, James R. Mulvihill, Platt, Rechler and Sherman (collectively, the "2001 Trustee Holders") received 18,206 Common Shares in the aggregate in the fourth quarter of 2001 and the first quarter of 2002, in lieu of cash fees, as compensation for services provided by them to the Company in their capacity as members of the Board of Trustees during 2001. Messrs. Morris and Mulvihill retired from the Board of Trustees in June 2001. Under registration rights agreements dated as of January 16, 2002 (in the case of Messrs. Callaghan, Eilian, Falcone, Galesi, Moody, Morris, Mulvihill, Platt, Rechler, and Sherman) and March 11, 2002 (in the case of Mr. McBride), the Company agreed to register the Common Shares within six months from the dates of the respective agreements and the 2001 Trustee Holders agreed not to sell their Common Shares for a period of one year from the dates of the respective agreements.

    Messrs. Falcone, Galesi, Morris, Mulvihill, Platt, Rechler, Sherman and David H. Lesser (collectively, the "2000 Trustee Holders") received 17,330 Common Shares in the aggregate in January 2001, in lieu of cash fees, as compensation for services provided by them to the Company in their capacity as members of the Board of Trustees during the fourth quarter of 1999 and all of 2000. Mr. Lesser retired from the Board of Trustees in June 2000. Under registration rights agreements dated January 15, 2001, the Company agreed to register the Common Shares within six months from the date of such agreements and the 2000 Trustee Holders agreed not to sell their Common Shares for a period of one year from the date of such agreements.

    LEASES. During 2002, the Company leased approximately 33,532 square feet to an affiliate of Mr. Falcone and approximately 73,000 square feet to an affiliate of Mr. Galesi. The aggregate 2002 base rental revenues were approximately $271,000 and $458,000 for the leases to Messrs. Falcone and Galesi, respectively. In December 2002 the Company sold the properties subject to these leases.

    PAYMENTS FOR SERVICES TO AFFILIATES OF TRUSTEES. In 2002, the Company incurred costs of approximately $243,000 for building improvements, $348,000 for leasing commissions and $19,500 for repair, maintenance, and other costs to companies in which Mr. Falcone is an officer and shareholder. In 2002, the Company incurred approximately $263,000 for repair, maintenance and other costs to a company in which Mr. Galesi is an officer and shareholder.

    LOAN GUARANTEES. Certain limited partners of the Operating Partnership, which include Messrs. Falcone and Kelter and entities in which each of them has an ownership interest, have guaranteed certain mortgage loans to the Operating Partnership and its affiliates as of December 31, 2002. The amount of the guarantees from Mr. Falcone and his affiliates is $2.4 million, and the amount of the guarantees from Mr. Kelter and his affiliates is $1.0 million. In addition, the Company and affiliates of Mr. Galesi each guarantee $2 million of an $11.8 million mortgage loan related to two office properties which were sold by the Company in December 2002.

    TAX PROTECTION AGREEMENTS. The Company has contractual commitments, with expiration dates ranging from 2004 to 2007, with certain limited partners of the Operating Partnership, including Messrs. Falcone, Galesi and McBride and certain of their respective affiliates, not to sell certain real estate assets, which aggregated approximately $99 million of gross book value at December 31, 2002 in taxable transactions, which include $27 million of gross book value related to contractual commitments which expire in 2004. Accordingly, if sold, the proceeds from the sales of the assets subject to these commitments may need to be reinvested by the Company in other real estate assets through the utilization of
Section 1031 exchange transactions in accordance with the Code.

    CONTRIBUTION OF OP UNITS AND ISSUANCE OF COMMON SHARES. In 2002, in a transaction that was approved by the shareholders of the Company at the Company's 2002 Annual Meeting of Shareholders, the Company received 390,735 OP Units from an affiliate of Mr. McBride, in exchange for the issuance of 390,735 shares to him and certain members of his family in a transaction intended to qualify as a reorganization under Section 368(a) of the Code. Pursuant to the contribution agreement for the transaction, Mr. McBride and certain affiliates and family members released the Company from certain contractual commitments relating to the requirement for the Company to reinvest proceeds from any sale of certain of the Company's properties in accordance with Section 1031 of the Code.

    LITIGATION. The Company is a co-defendant in an action entitled "McBride Corporate Real Estate v. Keystone Properties Trust, Kushner Companies and CK Bergen Associates, L.L.C.", filed in March 2003 in the Superior Court of Bergen County, New Jersey. Mr. McBride is an officer and shareholder of the plaintiff. In the complaint, the plaintiff alleges that it is entitled to payment of approximately $665,000 in leasing commissions under a brokerage agreement (the "McBride Commission Agreement") relating to an office lease at a property in Oakland, New Jersey. The plaintiff is seeking, among other things, compensatory damages, consequential damages, interest and equitable relief. The Company believes that the claim against the Company is without merit for the reasons set forth below. The plaintiff alleges that the breach of contract occurred in October 2002, when a commission of approximately $320,000 became due and payable under the McBride Commission Agreement. The Company sold the property in question in November 2002 (i.e., 11 months prior to the commission due date) to an affiliate of the other defendants in the action. The agreement of sale between the Company and the purchaser specifically provided that the purchaser would be responsible for payment of all leasing commissions under the McBride Commission Agreement which became due and payable after the closing date. Accordingly, the Company intends to pursue a claim against the co-defendants and otherwise vigorously defend this action.

    MANAGEMENT COMPANY. Through the Operating Partnership's 100% ownership of the preferred stock of Keystone Realty Services, Inc., (the "Management Company"), the Operating Partnership is entitled to receive 95% of the amounts paid as dividends by the Management Company. The remaining amounts paid as dividends by the Management Company are paid to the holders of common stock of the Management Company. Mr. Kelter owns 40% of the common stock of the Management Company, and Mr. McBride and certain members of his family own 30% of the common stock of the Management Company. To date, the Management Company has not declared or paid any dividends. In 2002, the Management Company received approximately $795,000 in management fees, leasing commissions and other fees for services provided to a joint venture in which the Company has a minority interest, and $566,000 in management fees, leasing commissions and other fees for services provided to an entity that owns an office building in Philadelphia, Pennsylvania in which Mr. Kelter has a general partnership interest.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires trustees and executive officers of the Company and persons, or "groups" of persons, who own more than 10% of a registered class of the Company's equity securities (collectively, "Covered Persons") to file with the SEC and the NYSE, within specified time periods, initial reports of beneficial ownership, and subsequent reports of changes in ownership, of certain equity securities of the Company. To the Company's knowledge, based solely on its review of copies of such reports furnished to it and upon written representations of Covered Persons that no other reports were required, the Company believes that all such filing requirements applicable to Covered Persons with respect to 2002 have been complied with on a timely basis, other than the late filing of a Form 3 for Mr. Platt in connection with his appointment as a trustee.

                              INDEPENDENT AUDITORS

    It is not the Company's practice to submit to shareholders a proposal for the selection or ratification of the Company's independent certified public accountants, and no such proposal is submitted hereby. The Board of Trustees selected KPMG LLP ("KPMG") as the Company's independent auditors for 2002. The Company expects representatives of that firm to be present at the Meeting. They will be given an opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions. KPMG has also been engaged to provide audit services to the Company for the quarter ended
March 31, 2003. The Audit Committee has not yet determined the independent auditors for the balance of 2003.

    On May 23, 2002, upon the recommendation of its Audit Committee, the Board of Trustees dismissed Arthur Andersen LLP ("Andersen") as the Company's independent auditor and appointed KPMG to serve as independent auditor for the fiscal year ended December 31, 2002. Representatives of Andersen will not be present at the Meeting.

    Andersen's reports on the Company's consolidated financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

    During the fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through May 31, 2002, (i) there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and (ii) there were no reportable events as defined in Item
304(a)(1)(v) of Regulation S-K. The Company has provided Andersen with a copy of the foregoing disclosures.

    During the fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through May 31, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

FEE DISCLOSURE

    AUDIT FEES. The aggregate fees billed by KPMG for audit services relating to the Company's financial statements for the year ended December 31, 2002 were $172,500. In addition, KPMG billed the Company $355,000 for audit services in connection with KPMG's re-audit of the Company's financial statements for the years ended December 31, 2001, December 31, 2000 and December 31, 1999. The re-audit was required as a result of the Company's adoption in 2002 of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", relating to discontinued operations.

    The aggregate fees billed by Andersen for audit services relating to the Company's financial statements for the years ended December 31, 2002 and December 31, 2001 were $15,000 and $170,000, respectively.

    AUDIT-RELATED FEES. The aggregate fees billed by KPMG for audit-related services during the year ended December 31, 2002 were $244,800 for comfort and consent letters related to public filings. Andersen did not provide or bill fees for any audit-related services during the year ended December 31, 2002. The aggregate fees billed by Andersen for audit-related services during the year ended December 31, 2001 were $102,000 for comfort and consent letters related to public filings and stand-alone property audits required for loan compliance.

    TAX FEES. The aggregate fees billed by KPMG for tax services during the year ended December 31, 2002 were $175,400 for recurring and non-recurring tax services. Andersen did not provide or bill fees for any tax services during the year ended December 31, 2002. The aggregate fees billed by Andersen for tax services during the year ended December 31, 2001 were $275,000 for recurring and non-recurring tax services.

    ALL OTHER FEES. Neither KPMG nor Andersen provided or billed fees for any other services during the years ended December 31, 2002 and December 31, 2001.

                            SOLICITATION OF PROXIES

    The cost of soliciting the proxies will be paid by the Company. The Company intends to use the services of D.F. King & Co., Inc. in soliciting proxies, at a cost not to exceed $4,500 plus out-of-pocket expenses. Trustees, officers and employees of the Company may solicit proxies in person, or by mail, telephone, electronic mail or otherwise, but no such person will be compensated for such services. The Company will request banks, brokers and other nominees and fiduciaries to forward proxy materials to beneficial owners of Common Shares held of record by them and will, upon request, reimburse them for their reasonable out-of-pocket expenses in so doing.

                             SHAREHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy material for the 2004 Annual Meeting of Shareholders, shareholders' proposals to take action at such meeting must comply with applicable SEC rules and regulations and must be received by the Secretary of the Company at its principal executive offices set forth above no later than January 1, 2004. In addition, any shareholder who wishes to propose a nominee to the Board of Trustees or submit any other matter to a vote at a meeting of shareholders (other than a shareholder proposal included in the Company's proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended), must comply with the advance notice provisions and other requirements of the Company's By-laws (i.e., delivery of such proposal to the Secretary of the Company at the address herein indicated not before March 12, 2004 and not later than April 11,
2004) which are on file with the SEC and may be obtained from the Secretary of the Company upon request.

                           ANNUAL REPORT ON FORM 10-K

    The Company's 2002 Annual Report on Form 10-K is hereby incorporated by reference into this proxy statement. Upon request, the Company will furnish free of charge to record and beneficial owners of its Common Shares a copy of the Form 10-K (including financial statements and schedules but without exhibits). Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable charge. All requests should be directed to the Secretary of the Company at the address and telephone number of the Company's principal office set forth above.

                                 OTHER MATTERS

    At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

                                          By Order of the Board of Trustees,

                                          Saul A. Behar
                                          Secretary

April 30, 2003

APPENDIX A

                            KEYSTONE PROPERTY TRUST
                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

PURPOSE

    The Audit Committee (the "Committee") is appointed by the Board of Trustees (the "Board") of Keystone Property Trust (the "Company"). Its primary functions are to:

    - Assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications and independence of the registered public accounting firm employed by the Trust for the audit of the Company's financial statements (the "Independent Auditor"), (iv) the performance of the Company's internal audit function, including (if applicable) any third party employed by the Company for the purpose of performing all or any portion of the Company's internal audit function (the "Internal Auditor"), and (v) the performance of the Independent Auditor,

    - Deliver the report that the rules of the Securities and Exchange Commission (the "SEC") require be included in the Company's annual proxy statement, and

    - Provide an open avenue of communication among the Independent Auditor, the Internal Auditor, the Company's management and the Board.

MEMBERSHIP

    - The Committee will be composed of at least three members, each of whom is financially literate (i.e., able to read and understand financial statements and aware of the functions of auditors for a company) or, in the judgment of the Board, able to become financially literate within a reasonable period of time after his or her appointment to the Committee.

    - The composition of the Committee will be in compliance with the independence and experience requirements set forth in (i) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (ii) any other applicable laws, rules or regulations, including without limitation any rules promulgated by the SEC, and (iii) the listing standards of the New York Stock Exchange.

    - No trustee who holds 20% or more of the Company's stock (or who is a general partner, controlling shareholder or officer of any such holder) may be a member of the Committee.

    - No trustee who serves on the audit committee of more than two other public companies may be a member of the Committee unless the Board determines such simultaneous service would not impair the ability of such trustee to effectively serve on the Committee.

    - The members of the Committee will be appointed, removed and replaced by, and in the sole discretion of, the Board. The Board will designate a member of the Committee to be the chairman of the Committee. The chairman of the Committee must have accounting or related financial management expertise.

ORGANIZATION

    - The Committee will meet at least quarterly, or more frequently as circumstances dictate.

    - A majority of the members of the Committee will constitute a quorum for the transaction of business. Approval by a majority of the members present at a meeting at which a quorum is present,

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      either in person or by telephone, will constitute approval by the
      Committee. The Committee may also act by written consent without a meeting.

    - The Committee may create subcommittees to perform particular functions, either generally or in specific instances.

    - Minutes will be kept with regard to each meeting of the Committee, which will record all actions taken by the Committee. The minutes will be maintained with the books and records of the Company.

    - The Committee will report to the Board at all regular meetings of the Board or at such other times as the Committee deems necessary or appropriate.

POWERS AND RESPONSIBILITIES

    To fulfill its responsibilities the Committee will:

ACCOUNTING AND REPORTING PROCESS

    1. Discuss the Company's annual audited financial statements and quarterly financial statements with management and the Independent Auditor, including the results of the Independent Auditor's reviews of the quarterly financial statements and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of each Form 10-K and Form 10-Q by the Company.

    2. Review and discuss (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, (ii) any analyses prepared by management and/or the Independent Auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative methods under generally accepted accounting principles ("GAAP") on the financial statements, (iii) the development, selection and disclosure of critical accounting policies and related accounting estimates, (iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements, and (v) the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies (provided, however, that the discussion under this clause (v) may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each instance in which the Company may provide earnings guidance).

    3. Discuss with management the Company's policies with respect to risk assessment and risk management, including discussion of the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

INDEPENDENT AUDITOR

    4. Be directly responsible for the appointment, termination, compensation and oversight of the work of the Independent Auditor (including resolution of disagreements between management and the Independent Auditor regarding financial reporting) or any other accounting firm engaged to perform other audit, review or attestation services. The Independent Auditor will report directly to the Committee, and will acknowledge to the Committee that the Board and the Committee, as representatives of the Company's shareholders, are the Independent Auditor's clients.

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    5.  Pre-approve the fees and terms of all auditing services and permitted non-audit services (including tax services) to be provided to the Company or its subsidiaries by the Independent Auditor, except for certain DE MINIMUS non-audit services for which pre-approval is not required under applicable laws, rules or regulations.

    6. In order to evaluate the Independent Auditor's qualifications, performance and independence, at least annually obtain and review a report by the Independent Auditor describing: (i) the firm's internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (iii) (to assess the auditor's independence) all relationships between the Independent Auditor and the Company. This evaluation should include the review and evaluation of the lead partner of the Independent Auditor and should take into account the opinions of management and the Internal Auditor (or the Company's personnel responsible for the internal audit function). In addition, the report will include a written statement of the fees billed for each of the following categories of services rendered by the Independent Auditor:
       (a) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year;
       (b) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems, design and implementation); and (c) all other services rendered by the Independent Auditor for the most recent fiscal year, in the aggregate and by each service.

    7. Ensure the Company's compliance with all applicable legal requirements regarding auditor independence, including the periodic rotation of the lead partner and other senior members of the Independent Auditor.

    8.  Present to the full Board the Committee's conclusions with respect to
       (i) the qualifications, performance and independence of the Independent Auditor, (ii) the quality and integrity of the Company's financial statements, and (iii) the performance of the Company's internal audit function.

    9. Consider whether, in order to assure continuing auditor independence, it is appropriate to change the Independent Auditor periodically.

    10. Obtain and review a report from the Independent Auditor at least annually regarding any audit problems or difficulties and management's response, including any restrictions on the scope of the Independent Auditor's activities or on access to requested information, and any significant disagreements with management. This report will include:
       (i) all critical accounting policies and practices used or expected to be used by the Company, (ii) any adoption of, or changes to, the Company's significant accounting principles and practices as suggested by the Independent Auditor, the Internal Auditor or management, (iii) any accounting adjustments that were noted or proposed by the Independent Auditor but were "passed" (as immaterial or otherwise), (iv) any communications between the audit team and the Independent Auditor's national office respecting auditing or accounting issues presented by the engagement, and (v) any "management" or "internal control" letter issued, or proposed to be issued, by the Independent Auditor to the Company, and all other material written communications between the Independent Auditor and management.

    11. Set clear policies for the hiring by the Company of employees or former employees of the Independent Auditor.

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INTERNAL AUDIT

    12. Review the appointment and replacement of the Company's senior executive responsible for the internal audit function.

    13. Review and discuss with management the organization, plan and results of the activities of the internal audit function, including the appointment, termination and compensation of the Internal Auditor, if applicable.

    14. Review any significant changes in the planned scope of the internal audit.

OTHER

    15. Meet with the Company's Chief Executive Officer and Chief Financial Officer, prior to their certification of each annual or quarterly report filed by the Company with the SEC, and receive those officers' disclosures of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and identify any material weakness in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

    16. Obtain reports from management, the Independent Auditor and the senior internal audit executive regarding the compliance or failure of compliance of the Company with applicable legal requirements and the Company's Code of Business Conduct and Ethics. These reports will include disclosures of any related party transactions.

    17. Review with management and the Independent Auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

    18. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal controls or auditing matters.

    19. Review management's assessment of any legal matters that could have a significant impact on the Company's financial statements, and discuss such matters with the Company's general counsel and outside counsel when appropriate.

GENERAL

    20. Engage independent counsel, accounting and other advisors, as it determines necessary to carry out its duties. The Company will provide appropriate funding, as determined by the Committee, for payment of compensation to the Independent Auditor and to any advisors employed by the Committee.

    21. Meet with management, the Independent Auditor and the Internal Auditor in separate executive sessions at least quarterly. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company. The Committee may require any officer or employee of the Company or the Company's outside counsel or the Independent Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    22. Conduct an annual evaluation of its own performance.

    23. Conduct an annual review of this Charter and recommend to the Board any changes the Committee deems appropriate.

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    24. Retain such other authority, duties and responsibilities as may be granted or assigned to the Committee by the Board from time to time.

LIMITATION OF RESPONSIBILITY

While the Committee has the powers and responsibilities set forth in this Charter, it is not the duty or responsibility of the Committee to (i) plan or conduct audits, (ii) determine that the Company's financial statements and disclosures are complete and accurate or are in accordance with GAAP or applicable rules and regulations, or (iii) monitor and control risk assessment and management. These are the responsibilities of the Company's management and of the Independent Auditor, who will be engaged to plan and conduct audits in accordance with generally accepted auditing standards in order to render an opinion on the financial statements prepared by management.

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APPENDIX B

                            KEYSTONE PROPERTY TRUST
          AMENDED AND RESTATED 1994 NON-EMPLOYEE STOCK INCENTIVE PLAN
                       ADOPTED EFFECTIVE AUGUST 31, 1994

1.  PURPOSE.

    (a) The purpose of the Amended and Restated 1994 Non-Employee Stock Incentive Plan (the "Plan") is to provide an equity ownership opportunity to each Non-Employee Trustee or consultant to Keystone Property Trust, a self-administered Maryland real estate investment trust (the "Company"), who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a "Non-Employee").

    (b) The Company, by means of the Plan, seeks to retain the services of persons now serving as Non-Employee Trustees of the Company, to secure and retain the services of persons capable of serving in such capacity and as consultants to the Company, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.  DEFINITIONS.

    As used in the Plan, the following terms shall have the meanings set forth below:

    (a) "Affiliate" shall mean any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Code and any partnership of which the Company is a general or managing partner.

    (b) "Award" shall mean any Option, Restricted Stock, Restricted Stock Unit or award of Shares granted under the Plan.

    (c) "Award Agreement" shall mean a written agreement, contract or other instrument or document evidencing an Award granted under the Plan.

    (d)  "Board" shall mean the Board of Trustees of the Company.

    (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (f)  "Committee" shall mean the Compensation Committee of the Board.

    (g) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board.

    (j) "Option" shall mean the right to purchase, at a price and for the term fixed by the Board in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Board.

    (k) "Participant" shall mean a Non-Employee Trustee of or consultant to the Company who has been granted an Award under the Plan.

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    (l)  "Released Securities" shall mean securities that were Restricted
Securities with respect to which all applicable restrictions have expired, lapsed, or have been waived.

    (m) "Restricted Securities" shall mean Restricted Stock or any other Award under which issued and outstanding Shares are held subject to restrictions imposed by the terms of the Award.

    (n) "Restricted Stock" shall mean any Share granted under paragraph 7 of the Plan.

    (o) "Restricted Stock Unit" shall mean any right granted under paragraph 7 of the Plan that is denominated in Shares.

    (p)  "Securities Act" shall mean the Securities Act of 1933, as amended.

    (q) "Shares" shall mean the common shares of beneficial interest of the Company, $0.001 par value, and such other securities or property as may become the subject of Awards pursuant to an adjustment made under paragraph 12 of the Plan.

    (r)  "Trustee" shall mean any person serving as a member of the Board.

3.  ADMINISTRATION.

    (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 3(c).

    (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

        (1) To construe and interpret the Plan and Awards granted thereunder, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (2)  To amend the Plan as provided in paragraph 13.

        (3) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

    (c) The Board may delegate administration of the Plan to the Committee, provided that the Committee is composed of at least two individuals each of whom shall be a "non-employee director" as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Exchange Act. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

    (d) Other than as provided under paragraph 12(a), and notwithstanding any other provision of the Plan to the contrary, the Board and Committee are expressly prohibited from effecting a repricing of any Award granted under the Plan, and, without limiting the foregoing, in no event shall the Board or Committee have the right to amend an outstanding Award to reduce the exercise price thereunder.

4.  SHARES SUBJECT TO THE PLAN.

    (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, no more than an aggregate of three hundred thousand (300,000) Shares may be the subject of Awards. Notwithstanding the foregoing provisions of this paragraph 4, Shares as to which an Option is granted under the Plan that remain unexercised at the expiration, forfeiture or other termination of such Option

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and Shares of Restricted Stock or Restricted Stock Units that are forfeited may be the subject of further Awards of a type for which the Shares were initially available. If any Awards are paid out in cash, the underlying Shares may again be made the subject of Awards under the Plan. The certificates for Shares issued hereunder may include any legend which the Board deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Board may otherwise deem appropriate.

    (b) The stock subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise.

5.  ELIGIBILITY.

    Awards shall be granted only to Non-Employee Trustees of the Company or consultants to the Company.

6.  OPTION PROVISIONS.

    Each Option shall contain the following terms and conditions:

    (a) No Option shall be exercisable after the expiration of ten (10) years from the date it was granted. No Option granted under the Plan shall be an "incentive stock option," within the meaning of Section 422(b) of the Code.

    (b) The exercise price of each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the day the Option is granted.

    (c) The purchase price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either
(1) in cash at the time the Option is exercised, or (2) by delivery to the Company of Shares that have been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the Fair Market Value on the date of exercise, or (3) by a combination of such methods of payment.

    (d) An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or by his or her guardian or legal representative.

    (e) An Option shall be exercisable at such time or times as may be determined by the Board at the time of grant, provided, however, with respect to Options granted to Trustees, any unexercised portion of an Option granted under the Plan shall terminate thirty (30) days after the date such Trustee is no longer a Trustee of the Company.

    (f) The Company may require any optionee, or any person to whom an Option is transferred under subparagraph 6(d), as a condition of exercising any such
Option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Shares. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Shares upon the exercise of the Option has been registered under a then-currently effective registration statement under the Securities Act, or (ii), as to any particular requirements, a determination is made by counsel for the Company that such requirements need not be met in the circumstances under the then-applicable securities laws.

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    (g)  Notwithstanding anything to the contrary contained herein, an Option may not be exercised unless the Shares issuable upon exercise of such Option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

    (a) The Board is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Non-Employee Trustees of or consultants to the Company subject to such restrictions as the Board may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate but not inconsistent with the provisions of the Plan:

        (1) REGISTRATION. Any Restricted Stock granted under the Plan may be evidenced in such a manner as the Board may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Board shall require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Participant or his or her designee as provided in paragraph 7(a)(3).

        (2) FORFEITURE. Subject to the provisions of the Plan and the applicable Award Agreement, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the grantee of Restricted Stock or Restricted Stock Units shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock or Restricted Stock Units awarded under the Plan (or have such Shares or Restricted Stock Units attached or garnished). Except as otherwise determined by the Board, upon termination of service with the Company (as determined under criteria established by the Board) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited to and reacquired by the Company; provided, however, that the Board may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

        (3) LAPSE OF RESTRICTIONS. Unrestricted Shares, evidenced in such manner as the Board shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such shares of Restricted Stock become Released Securities.

8.  GRANT OF SHARES IN LIEU OF FEES.

    At the discretion of the Board, the fees payable to each Non-Employee Trustee (including annual retainer fees or meeting fees for service on the Board, fees for service on a Board committee, and any other fees paid to Trustees) may be provided in the form of Shares in lieu of cash payment of such fees at the date any such fee is otherwise payable. Shares so granted shall have a Fair Market Value on such date equal to the aggregate amount of the fees then payable to the Trustee. Fractional Shares shall be paid in cash.

9.  COVENANTS OF THE COMPANY.

    (a) During the terms of the Awards granted under the Plan, the Company shall keep available at all times the number of Shares required to satisfy such Awards.

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    (b)  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares in connection with Awards granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option granted under the Plan, or any Shares issued or issuable pursuant to any such Option or other Award granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Options or issuances of Shares, Restricted Stock or Restricted Stock Units.

10.  USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of Shares pursuant to Awards granted under the Plan shall constitute general funds of the Company.

11.  MISCELLANEOUS.

    (a) Neither an optionee nor any person to whom an Option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

    (b) Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee any right to continue in the service of the Company or any Affiliate or shall affect any right of the Company, its Board or shareholders or any Affiliate to terminate the service of any Non-Employee with or without cause.

    (c) No Non-Employee individually or as a member of a group, and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any Option reserved for the purposes of the Plan except as to such Shares, if any, as shall have been reserved for him pursuant to an Option granted to him.

    (d) The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other property) of withholding taxes due in respect of an Award, its exercise, the release of restrictions on such Award or any payment or transfer under such Awards or under the Plan and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In case of Awards paid in Shares, the Participant or other person receiving such Shares may be required to pay the Company or Affiliate, as appropriate, the amount of any such withholding taxes which is required to be withheld with respect to such Shares. Notwithstanding anything contained in the Plan to the contrary, the Participant's satisfaction of any tax-withholding requirements imposed by the Board shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder or under any Award Agreement, as applicable; and the applicable Award shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to an Award, its exercise, the release of restrictions on such Award, or any payment or transfer under such Award or under the Plan.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) In the event that the Board shall determine that any (A) subdivision or consolidation of Shares, (B) dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), (C) recapitalization or other capital adjustment of the Company, (D) merger, consolidation or other reorganization of the Company or (E) change in rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or

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potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (w) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (x) the number and type of Shares (or other securities or property) subject to outstanding Awards, (y) the grant, purchase, or exercise price with respect to any Award and (z) any performance goals and periods applicable to outstanding Awards or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

    (b)  In the event of: (1) a dissolution or liquidation of the Company;
(2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the Shares of the Company outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the Shares of the Company entitled to vote are exchanged, then, at the sole discretion of the Board and to the extent permitted by applicable law, (i) any surviving corporation shall assume any Awards outstanding under the Plan or shall substitute similar Awards for those outstanding under the Plan, or (ii) the time during which Options may be exercised shall be accelerated and the Options terminated if not exercised prior to such event or all outstanding Restricted Stock or Restricted Stock Units shall become Released Securities (or otherwise free of all restrictions thereon), or (iii) such Awards shall continue in full force and effect.

13.  AMENDMENT OF THE PLAN.

    (a) The Board at any time, and from time to time, may amend the Plan; provided, however, that the Board shall not amend the Plan more than once every six months with respect to the provisions of the Plan which relate to the amount, price and timing of grants, other than to comport with changes in the Code, ERISA, or the rules thereunder. Except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

        (1)  Increase the number of Shares reserved for Awards under the Plan;

        (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act); or

        (3) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act,

    (b) Rights and obligations under any Award granted before any amendment of the Plan shall not be altered or impaired by such amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

14.  TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on May 31, 2013. No Award may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) Rights and obligations under any Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Award was granted.

15.  EFFECTIVE DATE OF PLAN; CONDITIONS OF AWARDS.

    (a) The Plan shall become effective upon adoption by the Board of Trustees, subject to the condition subsequent that the Plan is approved by the shareholders of the Company.

    (b) No Option granted under the Plan shall be exercised or exercisable, no Award of Shares under paragraph 8 shall be made, and no Restricted Stock or Restricted Stock Unit shall become Released Securities (or otherwise free of restrictions) unless and until the condition of subparagraph 15(a) above has been met.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                            KEYSTONE PROPERTY TRUST

                                  JUNE 10, 2003




                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.


                Please detach and mail in the envelope provided.


THE BOARD OF TRUSTEES RECOMMENDS AVOTE "FOR" THE ELECTION OF ALL TRUSTEE NOMINEES AND "FOR" APPROVAL OF PROPOSAL NO. 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/


1.    ELECTION OF TRUSTEE NOMINEES

                          NOMINEES:
/ /   FOR ALL NOMINEES    o  Russell C. Platt       (Class III Trustee)
                          o  David M. Sherman       (Class III Trustee)

/ /   WITHHOLD AUTHORITY  o  Robert F. Savage, Jr.  (Class III Trustee)
      FOR ALL NOMINEES    o  Richard M. Cummins     (Class III Trustee)

/ /   FOR ALL EXCEPT
     (See instructions below)


                                                          FOR  AGAINST  ABSTAIN

2.    Approval of amendment to and restatement of the     / /    / /      / /
      Company's 1994 Non-Employee Stock Option Plan to provide for the issuance of restricted stock and other stock-based awards to non-employee trustees and consultants to the Company.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: /X/

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. / /

Check here if you plan to attend the Annual Meeting. / /


Signature of Shareholder_________________________   Date:_______________________
Signature of Shareholder_________________________   Date:_______________________

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                             KEYSTONE PROPERTY TRUST
                   200 FOUR FALLS CORPORATE CENTER, SUITE 208
                           WEST CONSHOHOCKEN, PA 19428
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 10, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

      The undersigned, revoking all previous proxies, hereby appoints Jeffrey E. Kelter, David F. McBride and Saul A. Behar, or any of them, as proxies, each with full power of substitution and all of the powers which the undersigned would possess if present in person, and hereby authorizes them to represent and vote all of the common shares of Keystone Property Trust (the "Company") registered in the name of the undersigned on April 16, 2003 as designated on the reverse side of this proxy and, in their discretion, on all other matters which may properly come before the Annual Meeting of Shareholders of the Company to be held on June 10, 2003, and at any adjournment or postponement thereof.

      THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR TRUSTEE LISTED UNDER PROPOSAL NO. 1 AND FOR APPROVAL OF THE AMENDED AND RESTATED 1994 NON-EMPLOYEE STOCK INCENTIVE PLAN AS PROVIDED IN PROPOSAL NO. 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

      Receipt of the Company's Notice of Annual Meeting of Shareholders and Proxy Statement is acknowledged.

          (IMPORTANT - TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)